As filed with the Securities and Exchange Commission on September 10, 2001
                                                     Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       --------------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------

                  WELLS FARGO STUDENT LOANS RECEIVABLES, LLC
                [As Depositor to the Issuers Described Herein]
            (Exact name of registrant as specified in its charter)

           Delaware                                         Applied for
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                       --------------------------------
                              Wells Fargo Center
                              Sixth and Marquette
                         Minneapolis, Minnesota 55479
                                (612) 667-1234
                  (Address, including zip code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)
                                  Jon Veenis
                            Chief Executive Officer
                              Wells Fargo Center
                              Sixth and Marquette
                         Minneapolis, Minnesota 55479
                                (612) 667-1234
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                       --------------------------------

                                  Copies to:

    SIEGFRIED KNOPF, ESQ.                             REED D. AUERBACH, ESQ.
Sidley Austin Brown & Wood LLP                     Stroock & Stroock & Lavan LLP
    One World Trade Center                                180 Maiden Lane
   New York, New York 10048                          New York, New York 10038

                       --------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

                       --------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. / /_____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. |_| ________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                       --------------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           Proposed             Proposed
                                         Amount             Maximum              Maximum
      Title of Each Class of              to be         Offering Price          Aggregate           Amount of
    Securities to be Registered         Registered        Per Unit(1)       Offering Price(1)    Registration Fee
------------------------------------------------------------------------------------------------------------------
Asset-Backed Securities                $1,000,000           100.00%            $1,000,000             $250
==================================================================================================================
(1)  Estimated solely for purposes of calculating the registration fee.

                       --------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer is not permitted.


                Subject To Completion Dated September 10, 2001
         Prospectus Supplement To Prospectus Dated September 10, 2001

                                $______________
                       Floating Rate Asset-Backed Notes
                     Wells Fargo Student Loan Trust 200_-_
                                    Issuer

Wells Fargo Student Loans Receivables, LLC      Wells Fargo Bank Minnesota, N.A.
             Depositor                                   Master Servicer

Before you purchase any of         The trust will issue the following notes:
these securities, be sure you
understand the structure and                                         Principal            Interest         Final Scheduled
the risks. See especially the                                          Amount               Rate             Payment Date
risk factors beginning on page     Class A-1 notes...........                        Three Month LIBOR
S-__ of this prospectus                                                              plus 0.__%
supplement and on page __ of       Class A-2 notes...........                        Three Month LIBOR
the attached prospectus.                                                             plus 0.__%
                                   Class B notes.............                        Three Month LIBOR
These notes are asset backed                                                         plus 0.__%
securities issued by a trust.
The notes are not obligations      o    The sources for payment of the notes are a pool of education loans
of Wells Fargo Bank, the                originated under the Federal Family Education Loan Program to students
depositor or any of their               and parents of students, a reserve account and rate swap agreement.
affiliates.
                                   o    The trust will pay interest and principal on the notes quarterly on the
The notes are not insured or            ___ day of each January, April, July and October beginning in
guaranteed by the Federal               _____________, _____.
Deposit Insurance Corporation
or any other governmental                                           Initial Public        Underwriting      Proceeds to the
agency or instrumentality.                                          Offering Price          Discount           Depositor
                                   Per Class A-1 note.........
No one may use this prospectus     Per Class A-2 note.........
supplement to offer or sell        Per Class B note...........
these securities unless it is      Total......................
accompanied by the prospectus.
                                   We expect the proceeds to the depositor to be $________ before deducting expenses estimated to be $___________________.


Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about _______________, against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                [Underwriters]


            The date of this prospectus supplement is _____, 200__.

Until ______________, _______ all dealers that effect transactions in the notes, whether or not participating in this offering, will be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the notes in any state where the offer of the notes is not permitted.

Certain persons participating in the offering of the notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. These transactions could cause the prices of the notes to be higher than they might otherwise be in the absence of such transactions. See "Underwriting" in this prospectus supplement.



                 Where To Find Information In These Documents

     This prospectus supplement and the attached prospectus provide information about the trust, Wells Fargo Student Loan Trust 200__-__, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We describe the notes in two separate documents that progressively provide more detail:

     o The attached prospectus, which provides general information, some of which may not apply to your notes; and

     o This prospectus supplement, which describes the specific terms of your notes.

     We have started with this prospectus supplement with introductory sections describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     o Summary of Terms: provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the trust.

     o Risk Factors: describes briefly some of the risks to investors in the notes.

     We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the attached prospectus provide the page numbers on which those captions are located.

     We are not offering the notes in any state where the offer of the notes is not permitted.

                               TABLE OF CONTENTS

                  Prospectus Supplement                                           Prospectus
SUMMARY OF TERMS..............................S-4           SUMMARY OF TERMS.................................1
RISK FACTORS.................................S-10           RISK FACTORS.....................................5
FORMATION OF THE TRUST.......................S-16           FORMATION OF THE TRUSTS.........................12
THE FINANCED STUDENT LOAN POOL...............S-18           USE OF PROCEEDS.................................12
DESCRIPTION OF THE NOTES.....................S-32           THE BANK, THE DEPOSITOR AND THE MASTER SERVICER.12
DESCRIPTION OF THE TRANSFER AND SERVICING                   THE STUDENT LOAN POOLS..........................14
   AGREEMENTS................................S-40           FEDERAL FAMILY EDUCATION LOAN PROGRAM...........17
FEDERAL FAMILY EDUCATION LOAN PROGRAM........S-59           WEIGHTED AVERAGE LIFE OF THE SECURITIES.........28
CERTAIN FEDERAL INCOME TAX AND STATE TAX                    POOL FACTORS AND TRADING INFORMATION............29
   CONSEQUENCES..............................S-61           DESCRIPTION OF THE NOTES........................30
ERISA CONSIDERATIONS.........................S-62           DESCRIPTION OF THE CERTIFICATES.................34
UNDERWRITING.................................S-62           CERTAIN INFORMATION REGARDING
LEGAL MATTERS................................S-63           THE SECURITIES..................................35
REPORTS TO NOTEHOLDERS.......................S-63           DESCRIPTION OF THE TRANSFER AND SERVICING
FORWARD LOOKING STATEMENTS...................S-64                AGREEMENTS.................................39
ANNEX I......................................S-65           CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS......48
INDEX OF PRINCIPAL TERMS.....................S-70           CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........50
                                                            CERTAIN STATE TAX CONSEQUENCES..................59
                                                            ERISA CONSIDERATIONS............................59
                                                            PLAN OF DISTRIBUTION............................61
                                                            LEGAL MATTERS...................................62
                                                            AVAILABLE INFORMATION...........................62
                                                            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.63
                                                            INDEX OF PRINCIPAL TERMS........................64


                               SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that may be important to you. To understand all of the terms of the offering of the notes, you must read both this prospectus supplement and the accompanying prospectus, each in its entirety.

o This summary provides an overview of selected information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.


PRINCIPAL PARTIES AND DATES

     The Trust
     o   Wells Fargo Student Loan Trust ____-___

     The Depositor
     o   Wells Fargo Student Loans Receivables, LLC

     The Seller
     o   Wells Fargo Bank South Dakota, National Association.

     The Master Servicer
     o   Wells Fargo Bank Minnesota, N.A.

     The Administrator
     o   _______________________

     The Eligible Lender Trustee
     o   _______________________

     The Indenture Trustee
     o   _______________________

     The Swap Counterparty
     o   ________________________

Quarterly Payment Dates

Payments on the notes will be made to you on the __th day of each January, April, July and October. If the __th is not a business day, payments will be made to you on the next business day.

First Payment Date

The first payment date is _________ __th, _____.

Cutoff Date

_______ __________ for the initial student loans and _______ __________ for the additional student loans. The trust will receive payments made on the related student loans on and after this date.

Closing Date

The trust expects to issue the notes on or about __________.


DESCRIPTION OF THE SECURITIES

General

The Trust is offering the following student loan floating rate asset-backed notes:

Senior Notes

   o   Class A-1 notes in the aggregate principal amount of $_____________; and

   o   Class A-2 notes in the aggregate principal amount of $_____________.

Subordinate Notes

   o   Class B notes in the aggregate principal amount of $________________.

The trust will issue the notes in book-entry form in $1,000 denominations.

Notes will be held through The Depository Trust Company, Cedelbank, societe anonyme or the Euroclear System.

Interest Payments

The interest rate for each class of notes is set forth on the cover page of this prospectus supplement.

Interest will be calculated based on the actual number of days elapsed in each interest accrual period and a 360 day year.

Principal Payments

Principal will be paid on the notes on each quarterly payment date in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period until the notes have been paid in full.

Principal payments on the notes generally will be made sequentially. Therefore, no principal will be paid on the subordinate notes until the senior notes are paid in full and no principal will be paid on the Class A-2 notes until the Class A-1 notes are paid in full.

An exception to this rule is that if the notes are accelerated following a default under the indenture, principal will be paid first, on a pro rata basis, on the senior notes until they are paid in full, and second, on the subordinate notes until they are paid in full.

Priority of Payments

On each quarterly payment date, the indenture trustee will make the following distributions in the following priority to the extent of available funds:

   o to the master servicer administrator and swap counter party, certain fees;

   o   pro rata, to the senior noteholders, interest;

   o   to the subordinate noteholders, interest;

   o   to the noteholders, principal; and

   o   to the reserve account, remaining funds.

Any shortfalls in funds available to make interest and principal distributions required to be made on the notes on a quarterly payment date may be paid on future quarterly payment dates.

Final Maturity Dates

To the extent not previously paid prior to such dates, the unpaid principal amount of each class of notes will be payable in full on the final maturity date listed on the cover page of this prospectus supplement.

Auction Sale

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ quarterly payment date will be offered for sale. The proceeds of any sale will be used to redeem your notes. The auction price must at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

Optional Redemption

Any notes that remain outstanding on any quarterly payment date on which the master service, or its assignee, exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on such quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. The master servicer may not exercise this option until the unpaid principal amount of the notes is less than or equal to __% of the initial aggregate principal amount of the notes.

TRUST PROPERTY

General

The property of the trust will include:

   o   the student loans;
   o all amounts collected on the student loans on or after the cutoff date, net of interest accrued prior to the cutoff date;
   o   amounts on deposit in the accounts of the trust;
   o   the rate swap agreements; and
   o   rights under the demand note issued by Wells Fargo Bank.

The Initial Financed Student Loans

The student loans consist of a pool of guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The depositor will purchase the student loans from Wells Fargo Bank South Dakota, National Association, and will, in turn, deposit and sell the student loans to the trust. The student loans to be transferred by the depositor to the trust on the closing date have the following characteristics as of the cutoff date:

   o   Aggregate principal
       amount:                      $______________
   o   Weighted average original
       term:                         _________ mths
   o   Weighted average remaining
       term:                         _________ mths
   o   Stafford Loans (%):                ________%
   o   Federal Consolidation
       Loans (%):                         ________%
   o   PLUS Loans (%):                    ________%
   o   SLS Loans (%):                     ________%

Acquisition of Student Loans During the Funding Period

The funding period begins on the closing date and ends no later than ____, ___. During the funding period the trust will continue to acquire student loans using funds on deposit in the pre-funding account. The pre-funding account will be created by the depositor on the closing date and held by the indenture trustee. On the closing date, the depositor will use a portion of the proceeds of the sale of the notes to make a deposit of $____ or ___% of the initial principal amount of the notes into that account. Amounts in the pre-funding account will be used by the trust to

o originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is held by the trust, and

o purchase from the depositor other student loans which qualify as serial loans since each is made to a borrower under a student loan held by the trust on the closing date and meets other criteria specified in this prospectus supplement.

If any amounts remain in the pre-funding account at the end of the funding period, these amounts will be deposited into the collection account and if the parity date has not yet occurred, may be distributed to you as a prepayment of principal.

Acquisition of Serial Loans After the Funding Period

Following the end of the funding period, the trust may acquire additional student loans relating to borrowers with student loans already owned by the trust. The trust will purchase these serial loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, interest due on the notes, and deposits to the reserve account.

The Collection Account

On the closing date, the depositor will make an initial deposit of $______________ into the collection account.

CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

     o    reserve account;

     o    prior to the end of the funding period, pre-funding account; and

     o    subordination of the subordinate notes.

The credit enhancement for the subordinate notes will consist primarily of the following:

     o    reserve account; and

     o    prior to the end of the funding period, pre-funding account.

Demand Note and Reserve Account

The depositor will establish a reserve account with the indenture trustee. Funds available under the reserve account on each quarterly payment date will be used to cover shortfalls in distributions of interest and principal on the notes to the extent described in this prospectus supplement. The reserve account will be funded as follows:

   o On the closing date, the depositor will assign to the indenture trustee for the benefit of the noteholders all of its rights under a non interest-bearing demand note issued by Wells Fargo Bank in the amount of $______________.

   o On each quarterly payment date, if the amount on deposit in the reserve account, including the undrawn amount of the demand note, is less than the specified reserve account balance, any available funds remaining after making all prior distributions required to be made, will be deposited into the reserve account until the amount on deposit equals the specified reserve account balance.

o Conversely, on each quarterly payment date, if the amount on deposit in the reserve account, including the undrawn amount of the demand note, exceeds the specified reserve account balance, the excess amounts will be withdrawn from the reserve account and will be applied in the following priority,

          / / to reimburse the depositor for any purchase premium amounts that are due in consideration for the depositor's transfer to the trust of serial loans,

          / / if the quarterly payment date is prior to the parity date -- which is the first quarterly payment date on which the aggregate principal amount of the notes does not exceed the sum of the aggregate principal amount of the student loans held by the trust and the amount on deposit in the pre-funding account -- or after the _______ quarterly payment date, to pay principal of the notes in the priority set forth under "Principal Payments" above, and

          / / to be released to the depositor after which noteholders will have no right or claim to the released amounts.

The specified reserve account balance for any quarterly payment date will be the greater of (1) ____% of the outstanding principal balance of the notes and
(2) $________.

If Wells Fargo Bank's short-term unsecured debt rating falls below A-1+ by Standard & Poor's or its long-term unsecured debt rating falls below A1 by Moody's, then the master servicer will instruct the indenture trustee to demand payment of the entire undrawn amount of the demand note and deposit that amount into the reserve account.

Subordination of the Subordinate Notes

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.

SWAP AGREEMENTS

Student Loan Rate Swap Agreement

The swap counterparty will pay to the trust, on or before the third business day preceding each payment date, an amount calculated on a quarterly basis equal to the sum of:

o the excess, if any, of the Class A-1 interest rate over the student loan rate multiplied by the principal amount of the outstanding Class A-1 notes; plus

o the excess, if any, of the Class A-2 interest rate over the student loan rate multiplied by the principal amount of the outstanding Class A-2 notes; plus

o the excess, if any, of the Class B interest rate over the student loan rate multiplied by the principal amount of the outstanding Class B notes.

The student loan rate, in general, will equal the expected weighted average interest rate of the trust student loans less servicing, administration and swap fees.

The swap counterparty's maximum obligation, as of any date, under the swap agreement will equal (1) the outstanding principal amount of the Class B notes as of that date less (2) the payments it has made previously under the swap agreement net of the amount of any payments other than interest made by the trust to reimburse payments made by the swap counterparty.

On each quarterly payment date, the swap counterparty will be paid from the collection account, before any payments are made to the noteholders, a fee equal in the aggregate to _____% per annum of the principal balance of the notes. In addition, on each payment date, the swap counterparty will be paid from the collection account, after funds from the collection account are applied, if necessary, to reinstate the reserve account to the specified reserve account balance, a sum equal to any payments received by the trust from the swap counterparty which remain unreimbursed plus interest.

Interest Rate Cap Agreement

In addition, the trust will enter into a swap agreement as of the closing date with the swap counterparty to purchase an interest rate cap. On the closing date, the trust will pay the swap counterparty from the net proceeds from the sale of the notes an upfront payment. On the third business day before each quarterly payment date through ________________, 200_ quarterly payment date, the counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any, of 3-month LIBOR, as of two business days before the immediately preceding quarterly payment date, over __% and (2) a notional amount equal to $_______.

TAX STATUS

Sidley Austin Brown & Wood LLP, special federal income tax counsel to the trust is of the opinion that

o the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and

o the senior notes will be characterized as indebtedness for federal income tax purposes.

Each noteholder, by accepting a senior note, will agree to treat the senior notes as indebtedness.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the senior notes are eligible for purchase by employee benefit plans.

RATINGS

It is a condition to their issuance that at least two nationally recognized rating agencies must each rate

o    the senior notes in their highest long-term rating category; and

o    the subordinate notes at least "____" or its equivalent.

ADDITIONAL INFORMATION

The CUSIP, ISIN and Common Code numbers for the Class A-1 notes are [ ], [ ] and [ ], respectively. The CUSIP, ISIN and Common Code numbers for the Class A-2 notes are [ ], [ ] and [ ], respectively. The CUSIP, ISIN and Common Code numbers for the Class B notes are [ ], [ ] and [ ], respectively.

                                 Risk Factors

     You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the notes.

You may have difficulty selling your        The notes will not be listed on any securities exchange.  As a
   notes                                    result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes.  The underwriters intend to make a secondary market for the notes.  The underwriters will do so by offering to buy the notes from investors that wish to sell.
                                            However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.  There have been times in the past where there have been very few buyers of asset-backed securities and there may be times in the future when a similar lack of liquidity may affect the asset-backed securities market.  As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

The trust has limited assets to make        The trust does not have, nor is it permitted or expected to have, any
   payments on your notes                   significant assets or sources of funds other than the student loans, the related guarantee agreements, the reserve account, the pre-funding account and the rate swap agreement.  The notes represent obligations solely of the trust and will not be insured or guaranteed by any entity.  Consequently, you must rely for payment of your notes upon cash flow from the trust's assets.  Monies to be deposited in the reserve account are limited in amount and will be reduced, subject to a specified minimum, as the aggregate principal amount of the notes is reduced.  If the reserve account is exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss.  You will have no claim to any amounts properly distributed by the trust to the depositor, master servicer or other parties.

                                     S-10

You may experience losses on your           As of the closing date, the aggregate principal amount of the notes
   investment as a result of the            will be equal to approximately ________% of the sum of the
   principal balance of the notes           outstanding principal balance of the student loans as of the cutoff
   exceeding the pool balance               date and the amount deposited in the pre-funding account on the closing date. Until the quarterly payment date on which the aggregate principal amount of the notes is reduced to 100% of that sum, the trust will attempt to apply excess interest collections to pay principal on the notes, to the extent that those collections are, first, available for deposit in the reserve account and, then upon that deposit, are determined to exceed the specified reserve account balance and the amount due to the depositor for premium payments due in respect of the depositor's transfer of serial loans to the trust.

                                            Although it is intended to use available funds attributable to interest received on the student loans to make payments of principal in respect of the notes, you may experience losses to the extent that excess interest collections are insufficient to cause the outstanding principal balance of the student loans to equal the aggregate principal amount of the notes.  The occurrence of any of the following will increase the likelihood of an insufficiency:
                                            o    A high rate of prepayments;
                                            o    An increase in the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks; or
                                            o    An increase in the London interbank offered rate for deposits in
                                                 U.S. dollars having a maturity of three months.

                                     S-11

The acquisition of additional               Following the transfer of additional student loans to the trust after
   student loans after the closing          the closing date, the characteristics of the student loans may differ
   date may cause the                       significantly from the information presented in this prospectus
   characteristics of the student           supplement.  The characteristics that may differ include the
   loans to differ significantly            composition of the student loans and of the borrowers, the addition
   from those described in the              of new guarantors, changes in the relative concentration of
   prospectus supplement                    guarantors is the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity.  You should consider potential variances when making your investment decision concerning the notes.:

The return on your investment is            Your pre-tax return on your investment will change from time to time
   uncertain and will change over           for a number of reasons including the following:
   time
                                            o     The Rate of Return of Principal is Uncertain.  The amount of distributions of principal on the notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the student loans.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans.  In addition, if the trust is not able to purchase sufficient additional student loan principal balances during the funding period, the noteholders will receive a principal prepayment immediately following the end of the funding period in an amount equal to the remaining amount then on deposit in the pre-funding account.

                                     S-12

                                            o     You Bear Reinvestment Risk.  Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes.  You will bear the risk that the timing and amount of distributions on your senior notes will prevent you from attaining your desired yield.

                                            o     An Early Termination May Affect the Yield.  Your investment in the notes may end before you desire if (1) the indenture trustee successfully conducts an auction sale or (2) the master servicer exercises its option to purchase all of the assets of the trust.  You will bear reinvestment risk following an early termination.

Subordination increases the risk of         The rights of the subordinate noteholders to receive payments of
   loss for the Class B notes               interest will be subordinated to the rights of the senior noteholders to receive payments of interest, and the rights of the subordinate noteholders to receive payments of principal will be subordinate to the rights of the senior noteholders to receive payments of interest and principal. Accordingly, holders of the subordinate notes will bear a greater risk of loss than senior noteholders in the event of a shortfall in available funds or amounts in the reserve account due to losses or for any other reason. As a result, the subordinate notes will be very sensitive to losses on the student loans and the timing of these losses. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your subordinate notes may be lower than you anticipate and you could suffer a loss. Moreover, because of the sequential payment of principal, the subordinate notes will not be paid any principal payments prior to when the senior notes have been paid in full. The sequential payment of principal and the
                                            subordination of the subordinate notes increases the risk and severity of the potential loss to subordinate noteholders following an event of default under the indenture.

                                     S-13

The sequential payment of principal         Since the Class A-2 notes will generally not be paid any principal
   on the senior notes means that           distributions until the principal balance of the Class A-1 notes has
   the risks of an investment               been reduced to zero, the Class A-1 noteholders would be most
   Class A-1 notes and Class A-2            affected by a high rate of principal prepayment or an early
   notes differ                             termination of the funding period.  In addition, as a result of this sequential payment of principal, it is likely that at any time the
                                            Class A-2 notes will have a greater percent of their initial principal balance outstanding than the Class A-1 notes at any time.
                                            Consequently, the Class A-2 notes will be allocated more losses than the Class A-1 notes following a default under the indenture as a relative percentage of their respective initial principal balances.

The basis risk associated with the          The trust will enter into swap agreements with the swap counterparty
   notes may result in shortfalls if        intended to mitigate the basis risk associated with the notes.  Basis
   the swap counterparty defaults or        risk is the risk that shortfalls might occur because, among other
   the aggregate limit on swap              things, the interest rates of the student loans and those of the
   counterparty payments is exceeded        notes adjust on the basis of different indexes.  If a payment is due to the trust under a swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and shortfalls in the payment of principal and/or interest on the notes could result.  The trust's ability to pay your principal and interest on the notes also may be adversely affected if the aggregate limit on the swap counterparty's obligation under its swap agreement with the trust is reached.

                                            In addition, an early termination of the swap agreement may occur in the event that either:

                                            o    the swap counterparty fails to make a required payment within three business days of the date that payment was due; or

                                            o    the swap counterparty fails, within 45 calendar days of the date on which the credit ratings of the swap counterparty or its credit support provider fall below the required ratings specified in the swap agreement, to:

                                                 o    obtain a replacement swap agreement with terms substantially the same as the swap agreement; or


                                     S-14

                                            o    establish any other arrangement satisfactory to the trust and the applicable rating agencies.

                                            If an early termination occurs, the trust may no longer have the benefit of that swap agreement.  You cannot be certain that the trust will be able to enter into a substitute swap agreement.

The notes are not suitable                  The notes are not a suitable investment if you require a regular or
   investments for all investors            predictable schedule of payments or payment on any specific date.
                                            The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Any withdrawal or downgrading of the        A security rating is not a recommendation to buy, sell or hold
   initial ratings on the notes will        securities.  Similar ratings on different types of securities do not
   affect the value of the notes            necessarily mean the same thing.  You are encouraged to analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the notes. The ratings do not address any prepayment risk, including the risk that not all amounts on deposit in the pre-funding account will be used to purchase student loans.


                            Formation of the Trust

The Trust

     Wells Fargo Student Loan Trust ______-__ (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the prospectus supplement and in the prospectus. The Trust will not engage in any activity other than

     o acquiring, holding and managing the student loans (the "Initial Financed Student Loans") sold to the Trust on _________, _____ (the "Closing Date"), the additional Student Loans acquired or originated by the Trust after the Closing Date (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") and the other assets of the Trust,

     o    issuing the Notes,

     o    making payments on the Notes,

     o    originating Federal Consolidation Loans during the Funding Period,

     o    entering into the Rate Swap Agreements, and

     o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

     The proceeds from the sale of the Notes will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the depositor under the Loan Sale Agreement, to fund the initial deposit into the Reserve Account on the Closing Date of the demand note issued by Wells Fargo Bank in the amount of $___________________ (the "Reserve Account Initial Deposit"), to fund the deposit into the Pre-funding Account on the Closing Date of cash or Eligible Investments equal to $_______________, to fund the deposit into the Collection Account on the Closing Date of cash or Eligible Investments equal to $___________________ and to fund the costs of issuance. Under the Loan Sale Agreement, the Initial Financed Student Loans will have been purchased by the depositor from Wells Fargo Bank South Dakota, National Association. Upon the consummation of these transactions, the property of the Trust will consist of

     o the Financed Student Loans all of which are guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

     o all funds collected in respect of the Financed Student Loans on or after the Cutoff Date, net of interest accrued on the Financed Student Loans prior to the Cutoff Date and not to be capitalized,

     o all monies and investments on deposit in the Collection Account, the Pre-funding Account and the Reserve Account and

     o    the Rate Swap Agreements.

     The Notes will be secured by the assets of the Trust as described herein. The Collection Account, the Reserve Account, the Pre-funding Account and the Rate Swap Agreements will be maintained in the name of the Indenture Trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

     On behalf of the Trust, the Eligible Lender Trustee will use funds on deposit in the Pre-funding Account during the Funding Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein. In addition, after the Funding Period, Additional Student Loans will be added to the Trust to the extent that (i) the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller, (ii) the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described in this prospectus supplement or (iii) for 210 days after the end of the Funding Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust. Any origination or conveyance during or after the Funding Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The depositor expects that the amount of Additional Fundings during the Funding Period will approximately equal the amount deposited into the Pre-funding Account on the Closing Date but there can be no assurance in this regard. There can also be no assurance as to the amount of Additional Fundings that will occur after the Funding Period. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

     The Trust's principal offices are in _________, _________, in care of ______________________, as Eligible Lender Trustee, at the address listed below.

Eligible Lender Trustee

     _____________________________ is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of _______________, ___ (as amended and supplemented from time to time, the "Trust Agreement") among the Depositor, the Seller and the Eligible Lender Trustee. ____________________ is a ______________ whose principal offices are located at ________________________________________. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to such Financed Student Loans. See "The Student Loan Pools" in the prospectus.

The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Loan Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. Wells Fargo Bank and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                        The Financed Student Loan Pool

     The pool of Financed Student Loans held by the Trust will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and the Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

     The Depositor will purchase the Initial Financed Student Loans from Wells Fargo Bank under the Loan Sale Agreement and, under the Loan Sale Agreement, will transfer them to the Trust.

     No selection procedures believed by the Seller to be adverse to the noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Additional Fundings" herein or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the Guarantors thereof, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

     Set forth below in the following tables is a description of certain characteristics of the Initial Financed Student Loans as of ___________, ____ (the "Cutoff Date"). The percentages set forth in the tables below may not always add to 100% due to rounding.

               Composition of the Initial Financed Student Loans
                             as of the Cutoff Date

Aggregate Outstanding Principal Balance (1).................... $
Number of Billing Accounts.....................................
Average Outstanding Principal Balance per Billing Account...... $
Number of Loans................................................
Average Outstanding Principal Balance per Loan................. $
Weighted Average Original Term to Maturity (2).................          months
Weighted Average Remaining Term to Maturity (2)................          months
Weighted Average Annual Interest Rate (3)......................               %

____________________
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $__________________ as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the prospectus.
(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in the prospectus.

              Distribution of the Initial Financed Student Loans
                      by Loan Type as of the Cutoff Date


                                                                                                 Percent of
                                                                                              Initial Financed
                                                                 Aggregate Outstanding        Student Loans by
                                                 Number of             Principal                Outstanding
Loan Type                                          Loans              Balance (1)            Principal Balance
---------                                          -----              -----------            -----------------
Unsubsidized Stafford Loans..............                      $                                         %
Subsidized Stafford Loans................
Federal Consolidation Loans..............
PLUS Loans...............................
SLS Loans................................
     Total...............................                      $                                         %
__________________

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

              Distribution of the Initial Financed Student Loans
               by Borrower Interest Rates as of the Cutoff Date


                                                                                                 Percent of
                                                                                              Initial Financed
                                                                 Aggregate Outstanding        Student Loans by
Range of Interest                                 Number               Principal                Outstanding
Rates(1)                                         of Loans             Balance (2)            Principal Balance
--------                                          -----              -----------            -----------------
6.50% to  7.49%..........................                      $                                           %
7.50% to  7.99%..........................
8.00% to  8.49%..........................
8.50% to  8.99%..........................
9.00% to  9.49%..........................
9.50% and above..........................
     Total...............................                      $                                           %
__________________
(1)  Determined using the interest rates applicable to the Initial Financed
     Student Loans as of the Cutoff Date. However, because some of the Initial
     Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan
     Program" in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $______________ as of the Cutoff Date to be capitalized upon commencement of repayment.

              Distribution of the Initial Financed Student Loans
            by Outstanding Principal Balance as of the Cutoff Date


                                                                                                 Percent of
                                                                                              Initial Financed
                                                                                              Student Loans by
Range of Outstanding                              Number        Aggregate Outstanding      Outstanding Principal
Principal Balance                                of Loans        Principal Balance(1)             Balance
-----------------                                --------        --------------------             -------
Less than $2,000..........................                    $                                            %
$ 2,000 to $ 3,999........................
$ 4,000 to $ 5,999........................
$ 6,000 to $ 7,999........................
$ 8,000 to $ 9,999........................
$10,000 to $11,999........................
$12,000 to $13,999........................
$14,000 to $15,999........................
$16,000 to $17,999........................
$18,000 to $19,999........................
$20,000 to $21,999........................
$22,000 to $23,999........................
$24,000 to $25,999........................
$26,000 to $27,999........................
$28,000 and above.........................
     Total................................                    $                                            %
__________________
(1)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________________ as of the Cutoff Date to
     be capitalized upon commencement of repayment.

              Distribution of the Initial Financed Student Loans
                     by School Type as of the Cutoff Date


                                                                       Aggregate                 Percent of
                                                                      Outstanding                 Pool by
                                                 Number of             Principal                Outstanding
School Type                                        Loans              Balance (2)            Principal Balance
-----------                                        -----              -----------            -----------------
4-year Institutions..................               [ ]                  $[ ]                      [ ]%
2-year Institutions..................               [ ]                  $[ ]                      [ ]%
Proprietary/Vocational...............               [ ]                  $[ ]                      [ ]%
Unidentified.........................               [ ]                  $[ ]                      [ ]%

              Distribution of the Initial Financed Student Loans by Remaining Term to Scheduled Maturity as of the Cutoff Date


                                                                                                 Percent of
                                                                       Aggregate              Initial Financed
                                                                      Outstanding             Student Loans by
Number of Months  Remaining  to  Scheduled       Number of             Principal                Outstanding
Maturity (1)                                       Loans              Balance (2)            Principal Balance
------------                                       -----              -----------            -----------------
Less than 24.........................                                $                                     %
24 to 35.............................
36 to 47.............................
48 to 59.............................
60 to 71.............................
72 to 83.............................
84 to 95.............................
96 to 107............................
108 to 119...........................
120 to 131...........................
132 to 143...........................
144 to 155...........................
156 to 167...........................
168 to 179...........................
180 to 191...........................
192 and above........................
    Total............................                                $                                     %
__________________
(1)  Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal
     Family Education Loan Program" in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_______________ as of the Cutoff Date to be capitalized upon commencement of repayment.

              Distribution of the Initial Financed Student Loans
               by Borrower Payment Status as of the Cutoff Date


                                                                                                 Percent of
                                                                       Aggregate              Initial Financed
                                                                      Outstanding             Student Loans by
                                                 Number of             Principal                Outstanding
Borrower Payment Status (1)                        Loans              Balance (2)            Principal Balance
---------------------------                        -----              -----------            -----------------
Deferral..............................                                $                                    %
Forbearance...........................
Grace.................................
In-School.............................
Repayment.............................
    Total.............................                                $                                    %
__________________
(1)  Refers to the status of the borrower of each Initial Financed Student
     Loan as of the Cutoff Date: such borrower may still be attending school
     ("In-School"), may be in a grace period prior to repayment commencing
     ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan
     Program" in the prospectus. For purposes of this table, "In-School"
     excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

              Distribution of the Initial Financial Student Loans
                      by Location as of the Cut-off Date


                                                                                                Percent of
                                                                      Aggregate              Initial Financed
                                                                     Outstanding             Student Loans by
                                                Number of             Principal                 Outstanding
Borrower Payment Status (1)                       Loans              Balance (2)             Principal Balance
---------------------------                       -----              -----------             -----------------
Alabama.................................                            $                                     %
Alaska.................................
Arizona................................
Arkansas...............................
California.............................
Colorado...............................
Connecticut............................
Delaware...............................
Florida................................
Georgia................................
Hawaii.................................
Idaho..................................
Illinois...............................
Indiana................................
Iowa...................................
Kansas.................................
Kentucky...............................
Louisiana..............................
Maine..................................
Maryland...............................
Massachusetts..........................
Michigan...............................
Minnesota..............................
Mississippi............................
Missouri...............................
Montana................................
Nebraska...............................
Nevada.................................
New Hampshire..........................
New Jersey.............................
New Mexico.............................
New York...............................
North Carolina.........................
North Dakota...........................
Ohio...................................
Oklahoma...............................
Oregon.................................
Pennsylvania...........................

                                     S-25

                                                                                                Percent of
                                                                      Aggregate              Initial Financed
                                                                     Outstanding             Student Loans by
                                                Number of             Principal                 Outstanding
Borrower Payment Status (1)                       Loans              Balance (2)             Principal Balance
---------------------------                       -----              -----------             -----------------
Puerto Rico............................
Rhode Island...........................
South Carolina.........................
South Dakota...........................
Tennessee..............................
Texas..................................
Utah...................................
Vermont................................
Virginia...............................
Washington.............................
Washington DC..........................
West Virginia..........................
Wisconsin..............................
Wyoming................................
Other..................................
    Total..............................                              $                                    %
__________________
(1)  Based on the permanent billing addresses of the borrowers of the Initial
     Financed Student Loans shown on the Master Servicer's records as of the
     Cutoff Date.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $___________ as of the Cutoff Date to be capitalized upon commencement of repayment.

                Distribution of Initial Financed Student Loans
                            by Date of Disbursement


                                                                                                Percent of
                                                                      Aggregate              Initial Financed
                                                                     Outstanding             Student Loans by
                                                Number of             Principal                 Outstanding
Borrower Payment Status(1)                        Loans              Balance (2)             Principal Balance
--------------------------                        -----              -----------             -----------------
Pre-October 1, 1993.......................                          $                               %
On or After October 1, 1993, and
  Prior to October 1, 1998................
October 1, 1998, and thereafter...........
    Total.................................                          $                               %
__________________
(1)  Initial Financed Student Loans disbursed prior to October 1, 1993, are
     100% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments.
     Initial Financed Student Loans disbursed on or after October 1, 1993, and prior to October 1, 1998, are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. Initial Financial Student Loans disbursed on or after October 1, 1998, are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the
     Guarantee Payments.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $________________ as of the Cutoff Date to be capitalized upon commencement of repayment.

                Distribution of Initial Financed Student Loans
            by Number of Days of Delinquency as of the Cutoff Date


                                                                                             Percent of Initial
                                                                                              Financed Student
                                                                         Aggregate                  Loans
                                                     Number             Outstanding            by Outstanding
Days Delinquent                                     of Loans       Principal Balance (1)      Principal Balance
---------------                                     --------       ---------------------      -----------------
0 - 30......................................                      $                                        %
31 - 60.....................................
    Total...................................                      $                                        %
__________________
(1)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $________________ as of the Cutoff Date to be
     capitalized upon commencement of repayment.

              Distribution of the Initial Financed Student Loans
                   by Guarantee Agency as of the Cutoff Date


                                                                       Aggregate                 Percent of
                                                                      Outstanding                 Pool by
                                                  Number of            Principal                Outstanding
                                               Student Loans   Balance of Student Loans       Principal Balance
Name of Guarantee Agency                        Guaranteed            Guaranteed                 Guaranteed
------------------------                        ----------            ----------                 ----------
[  ].................................              $[ ]                  $[ ]                          [  ]%
[  ].................................              $[ ]                  $[ ]                          [  ]%
[  ].................................              $[ ]                  $[ ]                          [  ]%

     Each of the Financed Student Loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.

Guarantee of Financed Student Loans

     By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantors pursuant to which ______________________________, a ________ non-profit corporation, and other
Federal Guarantors none of which will act as Guarantor for more than 10% of the Initial Financed Student Loans by principal balance as of the Cutoff Date (together, the "Initial Guarantors") have agreed to serve as Guarantors for the Initial Financed Student Loans. As of the Cutoff Date, __________% of the Initial Financed Student Loans are guaranteed by _________.

     Under its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

     o failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided such failure continues for a statutorily determined period of time of at least 270 days (except that such guarantee against such failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

     o any filing by or against the borrower under a Financed Student Loan for relief under Chapter 12 or 13 of the Federal Bankruptcy Code, or under Chapter 7 or 11 of the Federal Bankruptcy Code if there has been a determination of undue hardship made by the bankruptcy court;

     o    the death of the borrower under a Financed Student Loan;

     o the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

     o the school closed thereby preventing the borrower from completing his/her program of study; or

     o    the loan application was falsely certified.

     When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of such Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of such guarantor under the loan insurance program of such guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which such guarantor did business, the full honoring of all guarantees issued by such guarantor prior to the assumption by the Secretary of the functions of such guarantor, and the proper servicing of Student Loans guaranteed by such guarantor prior to the Secretary's assumption of the functions of such guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations. See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

     Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

     o the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,

     o the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,

     o the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and

     o the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

     Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Master Servicer (subject to the limitations described under "Risk Factors--The return on your investment is uncertain and will change over time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase such Financed Student Loan or, in the case of a breach by the Seller, to substitute for such loan and to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The master servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the prospectus.

     Set forth below is selected current and historical information with respect to _________ in its capacity as a Guarantor of all education loans guaranteed by it:

     Guarantee Volume. The following table sets forth the approximate aggregate principal balance of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that first became guaranteed by _________ in each of the last five federal fiscal years:*

             Stafford, SLS and
                 PLUS Loans
               Guaranteed by
                 USA Funds
            Federal Fiscal Year                     (dollars in millions)
            -------------------                     ---------------------
                                                    $





_________________

     * The information set forth in the table above has been obtained from _________, and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the underwriters.

     Reserve Ratio. _________ is and has been in compliance with all provisions of the Act which require the Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by the Guarantor.

     Recovery Rates. _________'s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claims have been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantor by the aggregate amount of default claims paid by such Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for _________ as of the end of each of the last five federal fiscal years:*


                    Recovery Rate
                 Federal Fiscal Year
                 -------------------                      ---------
                                                                  %





___________________

     * The information set forth in the table above with respect to _________ has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the depositor or the underwriters.

     Claims Rate. _________'s claims rate measures the amount of federal reinsurance claims paid by the United States Department of Education (the "Department") to the Guarantor during a fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. No assurance can be made that the Guarantor will receive reimbursement for reinsurance claims at the maximum reinsurance rate permitted under the Higher Education Act. Such reimbursement is subject to reduction where the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. See "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement. The following table sets forth the claims rate of _________ for each of the last five federal fiscal years*:


                        Claims Rate of
                     Federal Fiscal Year
                     -------------------               ------------
                                                                  %





__________________

     * The information set forth in the table above with respect to _________ has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the underwriters.

     Unless otherwise indicated, all the above information relating to _________ has been obtained from it, is not guaranteed as to accuracy or completeness by the depositor or the underwriters and is not to be construed as a representation by the depositor or the underwriters. The guarantee volumes, reserve ratios, recovery rates and claim rates of Guarantors other than _________ may vary from those of _________. No assurances can be given as to what such volumes, ratios or rates will be or as to whether _________ or the other Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors and therefore may be consulted for additional information concerning _________, the other Guarantors.

                           Description of the Notes

General

     The Class A-1 Floating Rate Asset Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Class B Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of ________, ___ (as amended and supplemented from time to time, the "Indenture"), between the Trust and __________________, a __________________ (the "Indenture Trustee"),
substantially in the form filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes and the Indenture set forth in the prospectus, to which description reference is hereby made.

Payments of Interest

     Interest on the Notes will be payable quarterly on or about each January ___, April ___, July ___ and October ___ of each year (or, if such day is not a business day, on the next succeeding business day), commencing _________, ____ (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the ___th day of the month in which such Quarterly Payment Date occurs (whether or not such date is a business day). Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on such Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on such amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees for such Quarterly Payment Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

     The "Class A-1 Note Rate", the "Class A-2 Note Rate", and the "Subordinate Note Rate" for each Quarterly Interest Period will equal Three-Month LIBOR for the related LIBOR Reset Period (determined as described herein) plus ____%, ____% and ____%, respectively.

     Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360.

Distributions of Principal

     Principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for such Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

     o    the Servicing Fee and all overdue Servicing Fees,

     o    the Administration Fee and all overdue Administration Fees,

     o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, and

     o    the Subordinate Noteholders' Interest Distribution Amount.

     If Available Funds are insufficient to pay the full Principal Distribution Amount, amounts on deposit in the Reserve Account will be applied for that purpose to the extent sufficient amounts are on deposit in the Reserve Account or available for draws under the Demand Note. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" in this prospectus supplement. If Available Funds and amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

     In addition, on each Quarterly Payment Date any Reserve Account Excess for the Quarterly Payment Date will be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for such Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any such excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.

     On each Quarterly Payment Date on which principal payments are made to the holders (the "Senior Noteholders") of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the holders (the "Class A-1 Noteholders") of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders (the "Class A-2 Noteholders") of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the

Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") of the Subordinate Notes until the Subordinate Notes have been paid in full.

     The aggregate outstanding principal amount, if any, of the Class A-1
Notes will be payable in full on the ____________ Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the ______________ Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the __________ Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on such dates as a result of a variety of factors including those described under "Risk Factors--The return on your investment is uncertain and will change over time" in this prospectus supplement.

Mandatory Redemption

     If any amount remains on deposit in the Pre-funding Account on the last day of the Funding Period after giving effect to all Additional Fundings on or prior to such date, such amount will be used on the Quarterly Payment Date on or immediately following such date to redeem the Class A-1 Notes in an amount not to exceed their outstanding principal balance, and then to redeem the Class A-2 Notes. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Pre-funding Account on the last day of the Funding Period.

Calculation of Three-Month LIBOR

     Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period on the second business day prior to the commencement of the LIBOR Reset Period within such Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in such Quarterly Interest Period over a 360-day year.

     "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on such

LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on such LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

     "LIBOR Reset Period" means the three-month period commencing on the 28th day (or, if any such date is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

Book-Entry Registration

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal of and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Noteholders. It is anticipated that the only

"Noteholder" will be Cede, as nominee for DTC and that Noteholders will not be recognized by the Indenture Trustee as "Noteholders," as such terms are used in the Indenture. Noteholders will be permitted to exercise the rights of Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Notes, may be limited due to the lack of a physical certificate for such Notes.

     Clearstream Banking, societe anonyme ("Clearstream") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear

Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

     Noteholders may hold their Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually, the "Depositary" and, collectively, the "Depositaries").

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--Foreign Holders" in the Prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions to the Depositaries. DTC has advised the Administrator that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     NONE OF THE TRUST, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, Clearstream PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, Clearstream OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, Clearstream OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE NOTES, (3) THE DELIVERY BY ANY PARTICIPANT, Clearstream PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO NOTEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE NOTEHOLDER.

             Description of the Transfer and Servicing Agreements

General

     The following is a summary of certain terms of the Loan Sale Agreement to be dated as of _______, ____(as amended and supplemented from time to time, the "Loan Sale Agreement"), among, the Depositor, Wells Fargo Bank South Dakota, National Association as seller (the "Seller"), the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Depositor will purchase the Financed Student Loans from the Seller and the Eligible Lender Trustee on behalf of the Depositor will purchase the Financed Student Loans from the Depositor; the Servicing Agreement to be dated as of ________, _____ (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, Wells Fargo Bank Minnesota, N.A. (the "Master Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Master Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of _________, ____(as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and ____, as administrator (the "Administrator") pursuant to which the Administrator will undertake certain other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and

Servicing Agreements will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale of Financed Student Loans; Representations and Warranties

     Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Depositor and from the Depositor to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.

Additional Fundings

     Following the Closing Date, the Eligible Lender Trustee on behalf of the Depositor will be obligated from time to time, subject to the conditions described below, to purchase from the Seller, Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan, (ii) are made under the same loan program as such Financed Student Loan, and (iii) are guaranteed by the Guarantor that guaranteed such Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans"). The Trust will be obligated to purchase from the Depositor any Serial Loans purchased by the Depositor in accordance with its obligations.

     During the period (the "Funding Period") from the Closing Date until the first to occur of (a) the Quarterly Payment Date on which the amount on deposit in the Pre-funding Account is less than $100,000, (b) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement, (c) an event of insolvency occurring with respect to the Depositor or the Seller, or (d) the last day of the Collection Period preceding the _____ ____ Quarterly Payment Date, each purchase of a Serial Loan will be funded by means of a transfer from the Pre-Funding Account of an amount equal to the sum of (i) the principal balance owed by the related borrower plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance"), (ii) accrued interest on the principal balance owed by the related borrower not expected to be capitalized upon repayment ("Noncapitalized Accrued Interest") and (iii) an additional amount not to exceed ___% of the Purchase Collateral Balance (the "Purchase Premium Amount" and, together with Noncapitalized Accrued Interest and the Purchase Collateral Balance, the "Loan Purchase Amount"). Following the end of the Funding Period, the Purchased Collateral Balance for purchases of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below, and Purchase Premium Amounts for such purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for such Quarterly

Payment Date as described herein under "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account". Alternatively, at the Depositor's option, following the end of the Funding Period the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange on behalf of the Trust with the Depositor existing Financed Student Loans owned by the Trust for Serial Loans acquired by the Depositor from the Seller; provided, however, that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets certain criteria including that (i) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as such Financed Student Loan and entitles the holder thereof to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (an "Exchanged Serial Loan") and (ii) the Exchanged Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan. In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to such difference will be remitted to the Depositor from amounts which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

     A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (i) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement or (ii) certain events of insolvency occur with respect to the Depositor or the Seller.

     Any purchase of Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On such Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Depositor, the Seller's entire interest in the Serial Loans or Exchanged Serial Loans being transferred on such Transfer Date, and the Depositor will thereupon assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust, the entire interest in the Serial Loans or Exchanged Serial Loans previously acquired from the Seller. In each case, the assignment will be made in consideration for payment of the Loan Purchase Amount thereof or assignment of the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Funding Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

     In addition, following the Closing Date and prior to the end of the Funding Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are part of the Trust) elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in the prospectus supplement. Such origination will be funded by means of a transfer from the Pre-funding Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of such Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being consolidated by such Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Funding Period in an aggregate principal amount in excess of $__________; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after __________, _____ if at the time of such origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after __________, _____ exceed or, after giving effect to such origination, would exceed $__________; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. After the Funding Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of such Financed Student Loan; provided, however, that for a maximum period of 210 days following the end of the Funding Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

     As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Funding Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Funding Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

Accounts

     In addition to the collection account (the "Collection Account") referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain a pre-funding account (the "Pre-funding Account"), and a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

Servicing Compensation; Administration Fee

     The Master Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee (the "Servicing Fee") in an amount equal to one-twelfth of ____% or such larger percentage approved by the rating agencies rating the Notes, not to exceed ____% of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month.

     "Monthly Payment Date" means the ___________ day of each month (or if any such date is not a business day, the next succeeding business day), commencing
_____________.

     As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a monthly administration fee (the "Administration Fee") in an amount equal to one-twelfth of ____% of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month.

Distributions

     Deposits to the Collection Account. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Master Servicer.

     "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

     "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on _________, __).

     For purposes hereof, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Master Servicer on the Financed Student Loans during such Collection Period (net, for the first Collection Period, of interest accrued prior to the Cutoff Date and not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed Student Loans;
(iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such

Monthly Collection Period in accordance with the Master Servicer's customary servicing procedures, net of expenses incurred by the Master Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrowers on such Liquidated Student Loans (such net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Master Servicer during such Monthly Collection Period and remitted to the Indenture Trustee; (iv) the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during the related Monthly Collection Period; (v) Investment Earnings for such Monthly Payment Date; and (vi) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (i) and (ii), respectively, under the second paragraph of "--Distributions--Distributions from the Collection Account" below, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; (B) amounts released from the Pre-Funding Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" herein; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust after the end of the Funding Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Additional Fundings" above.

     "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) though (vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period plus any Trust Swap Receipt Amount received by the Trust with respect to such Quarterly Payment Date; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (i) through (vi), respectively, under the third paragraph of "--Distributions from the Collection Account" below, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) amounts released from the Pre-Funding Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust, after the end of the Funding Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

     Distributions from the Collection Account. On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for such Monthly Payment Date, in the following order of priority:

          (1) to the Master Servicer, the Servicing Fee for such Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

          (2) to the Administrator, the Administration Fee for such Monthly Payment Date and all prior unpaid Administration Fees.

     On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

          (1) to the Master Servicer, the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

          (2) to the Administrator, the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees;

          (3) to the Swap Counterparty, all Swap Fees for such Quarterly Payment Date and all prior unpaid Swap Fees;

          (4) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the Swap Counterparty, the Trust Swap Payment Amount, if any, for such Quarterly Payment Date, pro rata, based on the ratio of each such amount to the total of such amounts;

          (5) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date;

          (6) to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date (such amount to be allocated among the Senior Noteholders as described herein under "Description of the Notes--Distributions of Principal");

          (7) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date; and

          (8) to the Reserve Account, any remaining amounts.

     For purposes hereof, the following terms have the following meanings:

     The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date.

     "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Master Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Depositor out of such excess.

     "Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period:

     o that portion of all collections received by the Master Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of (A) any such collections which are applied by the Trust during such Collection Period to purchase Serial Loans, (B) any such collections which are applied by the Trust during such Collection Period to fund the addition of any Add-on Consolidation Loans and (C) accrued and unpaid interest on the Financed Student Loans for such Collection Period to the extent such interest is not currently being paid but will be capitalized upon commencement of repayment of such Financed Student Loans;

     o all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Master Servicer's customary servicing procedures to the extent received the Master Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on such Financed Student Loans;

     o to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Master Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

     o the Principal Distribution Adjustment, if any; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation

          Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period.

     "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

     The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

     The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for such Quarterly Payment Date.

     The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (2) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

     The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on such date. In addition,

     o on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and

     o on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

     The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

     The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the rate borne by the

Subordinate Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on such Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (2) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

     The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (1) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on such Quarterly Payment Date) and (2) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on such date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

     The "Swap Fees" means, with respect to any Quarterly Payment Date, all amounts payable to the Swap Counterparty as described under "--Swap Agreements" below.

Credit Enhancement

     Demand Note and Reserve Account. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of all of its rights under a non interest-bearing demand note issued by Wells Fargo Bank in the amount of $______ (the "Demand Note"). If Wells Fargo Bank's short-term unsecured debt rating falls below "A-1+" by Standard & Poor's or its long-term unsecured debt rating falls below "A1" by Moody's, then the Master Servicer will instruct the Indenture Trustee to demand payment of the entire undrawn amount of the demand note and deposit that amount into the Reserve Account. Prior to that time, draws will be made on the Demand Note at such time as funds are required to be withdrawn from the Reserve Account for any of the purposes described below and (1) funds sufficient for that purpose are not on deposit in the Reserve Account and (2) the undrawn amount of the Demand Note is sufficient. Draws on the Demand Note will permanently reduce the amount available for subsequent draws.

     The Reserve Account will be augmented on each Quarterly Payment Date by the deposit therein of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Swap Fee and all overdue Swap Fees, the Senior Noteholders' Interest Distribution Amount, the Subordinate Noteholders' Interest Distribution Amount, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for such Quarterly Payment Date. See "--Distributions" above. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Depositor to the extent that the amount on deposit in the Reserve Account together with the undrawn amount of the Demand Note exceeds the Specified Reserve Account Balance.

     "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

     (a) ___% of the aggregate principal amount of the Notes outstanding on such date after taking into account the effect of distributions on such Quarterly Payment Date, or

     (b) $_______; provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on such date.

     If the amount on deposit in the Reserve Account together with the undrawn amount of the Demand Note on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on such Quarterly Payment Date) is greater than the Specified Reserve Account Balance for such Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of such excess to the extent represented by cash on deposit in the Reserve Account (the "Reserve Account Excess") in the following priority:

          (1) to the Depositor for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period;

          (2) if such Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;

          (3) if such Quarterly Payment Date is after the __________ Quarterly Payment Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in the prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes; and

          (4) to the Depositor, any excess remaining after application of clauses (1) through (3) above, and, upon such payment to the Depositor or an affiliate, the Noteholders will not have any rights in, or claims to, such amounts.

     Subject to the limitation described in the preceding paragraph, the Demand Note and amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account or draws for that purpose will be made on the Demand Note

     o on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on such Monthly Payment Date is insufficient to pay: (1) the Servicing Fee and all overdue Servicing Fees and (2) the Administration Fee and all overdue Administration Fees, and

     o on any Quarterly Payment Date to the extent that the amount of the Available Funds on such Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (7), respectively, of the second paragraph under "--Distributions --Distributions from the Collection Account" above on such date.

     Such funds will be paid from the Reserve Account or from Demand Note draws to the persons and in the order of priority specified for distribution from the Collection Account on such date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere herein, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account or Demand Note draws in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for such Quarterly Payment Date has been paid in full. In addition, as a result of such subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account or the Demand Note in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--Subordination" below.

     The Demand Note and the Reserve Account are intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In certain circumstances, however, the Demand Note and the Reserve Account could be depleted. If the amount required to be drawn on the Demand Note or withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the undrawn Demand Note amount and the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes.

     The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on such date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

     The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication: (i) all payments received by the Trust during such Collection Period from or on behalf of borrowers, the Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department (collectively, the "Obligors"), (ii) all Purchase Amounts received by the Trust for such Collection Period from the Seller or the Master Servicer, (iii) all Additional Fundings made with respect to such Collection Period and (iv) all losses realized on Financed Student Loans liquidated during such Collection Period.

     "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" herein.

     Subordination. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, and the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each such class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on such date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on such date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

Swap Agreements

     Student Loan Rate Swap Agreements. On the Closing Date, the Trust will enter into a swap agreement with the Swap Counterparty. The swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the Notes, the Indenture and the Trust Agreement. The swap agreement will terminate on the earlier of the final Quarterly Payment Date and the date on which the swap agreement terminates in accordance with its terms due to an early termination.

     Under the terms of the swap agreement, the Swap Counterparty will pay to the Administrator on behalf of the Trust, on or before the third business day preceding each Quarterly Payment Date while the swap agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

     o the excess, if any, of the Class A-1 Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-1 Notes; plus

     o the excess, if any, of the Class A-2 Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-2 Notes; plus

     o the excess, if any, of the Class B Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class B Notes.

The Swap Counterparty's maximum obligation, as of any date, under its swap agreement will equal (1) the outstanding principal amount of the Class B Notes as of that date less (2) the payments it has made previously under the swap agreement net of the amount of any payments (other than interest) made by the Trust to reimburse payments made by the counterparty.

     For this purpose:

     o The "Student Loan Rate" for any accrual period will be equal to the product of:

               (a) the quotient obtained by dividing 360 by the actual number of days elapsed in that accrual period; and

               (b) the percentage equivalent of a fraction,

                    o the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Servicing Fee, the Administration Fee and the Swap Fees and any prior unpaid Servicing Fees and Administration Fees and

                    o the denominator of which is the Pool Balance as of the first day of that Collection Period.

     o "Expected Interest Collections" means, for any Collection Period, the sum of:

               (a) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, for the Financial Student Loans for that Collection Period, whether or not actually paid;

               (b) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible Lender Trustee for that Collection Period, whether or not actually paid, net of amounts required to be paid to the Department, for the Financial Student Loans, to the extent not included in paragraph (a) above; and

               (c) investment earnings on amounts held in the Reserve Account and the Collection Account for that Collection Period and interest on amounts to be remitted by the Administrator to the Collection Account for the Collection Period before the related Quarterly Payment Date.

     o The "Notional Swap Amount" for any Quarterly Payment Date for each of the Class A-1, Class A-2 or Class B Notes will be the outstanding principal balance of those Notes on the day immediately preceding that Quarterly Payment Date.

     In exchange for the Swap Counterparty's payments, the Trust will pay to the Swap Counterparty, on each Quarterly Payment Date while the swap agreement is still in effect, a fee equal to:

     o    _____% per annum on the Notional Swap Amount for the Class A-1
          Notes; plus

     o    _____% per annum on the Notional Swap Amount for the Class A-2
          Notes; plus

     o    _____% per annum on the Notional Swap Amount for the Class B Notes.

     The Swap Fees will be paid from the Collection Account before any payments are made to the Noteholders.

     In addition, the Trust will pay the Swap Counterparty on each Quarterly Payment Date from the Collection Account, after funds from the Collection Account are applied, if necessary, to reinstate the Reserve Account to the Specified Reserve Account Balance, an amount equal to any unreimbursed payments made by the Swap Counterparty as of that Quarterly Payment Date plus interest.

     Interest Rate Cap Agreement. In addition, the Trust will enter into a swap agreement as of the Closing Date with the Swap Counterparty to purchase an interest rate cap. The swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency--Cross Border) modified to reflect the terms of the Notes, the Indenture and the Trust Agreement. The swap agreement will terminate on the earlier of the ________, ____ Quarterly Payment Date and the date on which the swap agreement terminates in accordance with its terms due to an early termination.

     Under the terms of the swap agreement, the Trust will pay the Swap Counterparty from the net proceeds from the sale of the Notes an upfront payment. On the third business day before each Quarterly Payment Date to and including the ________, ____ Quarterly Payment Date, the Swap Counterparty will pay to the Trust for deposit into the Collection Account an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any, of 3-month LIBOR over __% and (2) a notional amount equal to $________. For this purpose, 3-month LIBOR for that period will be determined as of the LIBOR Determination Date for the immediately preceding accrual period in the same manner as described in "Description of the Notes --Determination of LIBOR."

     Modifications and Amendment of the Swap Agreements. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into an amendment to any swap agreement to cure any ambiguity in, or correct or supplement any provision of, the swap agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that that amendment will not adversely affect the interest of the Noteholders.

     Conditions Precedent. The obligation of the Trust to pay amounts due under any swap agreement will be subject to the conditions that no Swap Default by the counterparty to that swap agreement or event that with the giving of notice or lapse of time or both would become a Swap Default by the counterparty to that swap agreement has occurred and is continuing.

     The Swap Counterparty's obligation to pay amounts it owes will not be subject to these conditions unless an early termination under the swap agreement has occurred or been designated and the trust is the sole affected party.

     Default Under the Swap Agreements. An event of default under the swap agreement, or "Swap Defaults", are limited to:

     o the failure of the Trust or the Swap Counterparty to pay any amount when due under the swap agreement after giving effect to the applicable grace period; provided, that with respect to the Trust, the Trust has available, after all prior obligations of the Trust, sufficient funds to make the payment,

     o the occurrence of events of insolvency or bankruptcy of the Trust or the Swap Counterparty,

     o an acceleration of the principal of the Notes following an Event of Default under the Indenture, and

     o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the Trust) and "Merger Without Assumption" (not applicable to the Trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

     Termination Events. Termination events under the swap agreements include the following standard events under the 1992 ISDA Master Agreement:
"Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement (which shall not apply to the Trust under the interest rate cap agreement); "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes (which shall not apply to the trust as payor under the interest rate cap agreement); "Tax Event Upon Merger" (not applicable to the Trust); "Credit Event Upon Merger" (not applicable to the Trust); and the additional termination event described below.

     Additional Termination Event. The swap agreement will include an additional termination event relating to withdrawal or downgrade of the Swap Counterparty's credit rating. This additional termination event will occur if:

     o the counterparty, financial program or long-term senior debt rating, as the case may be, of the swap counterparty or its credit support provider, if any, is withdrawn or downgraded below (a) "A" by Standard & Poor's Credit Market Services, or any successor rating agency or (b) "A2" by Moody's Investors Service, Inc. or any successor rating agency; and

     o the Swap Counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

     For purposes of this additional termination event:

     o    A collateral arrangement means either:

          oo An executed collateral agreement between the parties naming a third-party collateral agent providing for the collateralization of the Swap Counterparty's obligations under the swap agreement as measured by the net present value of the swap counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the Swap Counterparty and the Trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

          oo A letter of credit, guaranty or surety bond or insurance policy covering the Swap Counterparty's obligations under the swap agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "A2" by Moody's.

     o A replacement transaction means a transaction with a replacement counterparty who assumes the Swap Counterparty's position under the swap agreement on substantially the same terms or with such other amendments to the terms of the Swap Agreement as may be approved by the parties and each of the rating agencies.

     o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the Notes will not be lowered.

     Early Termination of a Swap Agreement. Upon the occurrence of any Swap Default under the swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that Swap Default or termination event. The Trust may not designate an early termination date without the consent of the Administrator.

     Upon any early termination of a swap agreement, either the Trust or the Swap Counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transactions under that swap agreement computed in accordance with the procedures in the swap agreement. In the event that the Trust is required to make a termination payment following a Swap Default resulting from a default by the Trust in payment of the Swap Fee, the payment will be payable in the same order of priority as any amount payable to the applicable counterparty. However, in the event that a termination payment is owed to the applicable counterparty following any other Swap Default of the Trust, a Swap Default resulting from a default of the Swap Counterparty or a termination event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of principal of and interest on the Notes and to the replenishment of the Reserve Account to the Specified Reserve Account Balance.

     The Swap Counterparty.

Termination

     Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the __________ Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Depositor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on such Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Depositor and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of

     o the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and

     o an amount that would be sufficient to (1) reduce the outstanding principal amount of the Notes on such Quarterly Payment Date to zero, (2) pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date and (3) pay to the Swap Counterparty any amounts owed by the Trust to the Swap Counterparty (such greater amount, the "Minimum Purchase Price").

     If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any Notes outstanding on such Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the _______________ Quarterly Payment Date or any subsequent Quarterly Payment Date.

Optional Redemption

     The Master Servicer or an assignee of the Master Servicer, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 10% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts thereof as of the end of such Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. The Minimum Purchase Price for a purchase occurring prior to the _____________ Quarterly Payment shall include any termination payment due to the Swap Counterparty. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Depositor or such assignee.

                     Federal Family Education Loan Program

     A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth additional information with respect the Federal Family Education Loan Program relevant to the Notes.

     Consolidation of Federal Benefit Billings and Receipts with Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Depositor to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

     In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or such Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

     In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Servicing Agreement for the Trust and the servicing agreements for other trusts established by the Depositor which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Depositor Trusts") will require the Eligible Lender Trustee or the Master Servicer to allocate to the proper Depositor Trust (including the Trust) a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on such Depositor Trust's behalf.

     Fees Payable on Certain Financed Student Loans. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998, and January 31,
1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Pre-Funding Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

             Certain Federal Income Tax and State Tax Consequences

     Sidley Austin Brown & Wood LLP is of the opinion that the Senior Notes will properly be characterized as indebtedness for federal income tax purposes and that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that such characterization would prevail if it were challenged. If the IRS were to contend successfully that the Subordinate Notes and the Senior Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

     If the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated with respect to the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of such tax.

     Because the Depositor will treat the Notes as indebtedness for federal income tax purposes, the Indenture Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

     The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While the tax treatment of interest on the Senior Notes, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

     Prospective purchasers should read "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus for a discussion of the application of certain federal income tax laws and certain state tax laws to the Trust and the Notes.

                             ERISA Considerations

     Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any such plan which is qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code is subject to the exclusive benefit rule under
Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in
Section 503 of the Code. See "ERISA Considerations" in the prospectus.

                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below for which [Name of Representative Underwriter] is acting as representative and each of the underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below.

                                        ------------------------------------------------------------------------
                                                                    Principal Amount
                                        ------------------------------------------------------------------------
Underwriter                               Class A-1 Notes           Class A-2 Notes             Class B Notes
-----------                               ---------------           ---------------             -------------
___________......................         $                         $                           $
___________......................         $                         $                           $
___________......................         $                         $                           $

   Total.........................         $                         $                           $

     The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes may be terminated.

     The underwriters propose to offer the Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of ______% per Class A-1 Note, ________% per Class A-2 Note and ______% per Class B Note. The underwriters and such selling group members may allow a discount of _____% per Class A-1 Note, ______% per Class A-2 Note and ______% per Class B Note on sales to certain other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

     The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     We estimate that our out of pocket expenses for this offering will be approximately $__________.

     The Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Senior Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Senior Notes will be.

     The Trust may, from time to time, invest the funds in the Collection Account, the Pre-Funding Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

                                 Legal Matters

     Certain legal matters relating to the Notes will be passed upon for the Trust by Sidley Austin Brown & Wood LLP, New York, New York and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                            Reports To Noteholders

     Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and will not be sent to the beneficial owners of the Notes. Beneficial owners of Notes will, however, be able to obtain such reports by requesting them from the Indenture Trustee. Such reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                          Forward Looking Statements

     Information under the headings "Risk Factors" and "Formation of the Trust" contains various "forward looking statements", which represent the Depositor expectations or beliefs concerning future events. The Depositor cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                                    ANNEX I

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes of Wells Fargo Student Loan Trust _______ - ___ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     U.S. Person. As used herein the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons on August 19, 1996, and elect to continue to be treated as United States persons, are also considered "U.S. Persons." This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                           INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

Additional Student Loans....................................................S-16
Administration Agreement....................................................S-40
Administration Fee..........................................................S-44
Administrator...............................................................S-40
Available Funds.............................................................S-45
Cede........................................................................S-62
Citibank....................................................................S-38
Class A-1 Note Final Maturity Date..........................................S-34
Class A-1 Noteholders.......................................................S-34
Class A-1 Noteholders' Interest Carryover Shortfall.........................S-47
Class A-1 Noteholders' Interest Distribution Amount.........................S-47
Class A-1 Notes.............................................................S-32
Class A-2 Note Final Maturity Date..........................................S-34
Class A-2 Note Rate.........................................................S-33
Class A-2 Noteholders.......................................................S-34
Class A-2 Noteholders' Interest Carryover Shortfall.........................S-47
Class A-2 Noteholders' Interest Distribution Amount.........................S-47
Class A-2 Notes.............................................................S-32
Clearstream.................................................................S-37
Clearstream Participants....................................................S-37
Closing Date................................................................S-16
Collection Account..........................................................S-43
Collection Period...........................................................S-44
Commission..................................................................S-40
Cooperative.................................................................S-37
Cutoff Date.................................................................S-18
Deferral....................................................................S-24
Demand Note.................................................................S-50
Department..................................................................S-31
Depositaries................................................................S-38
Depositary..................................................................S-38
Determination Date..........................................................S-44
DTC Services................................................................S-39
Euroclear...................................................................S-37
Euroclear Operator..........................................................S-37
Euroclear Participants......................................................S-37
Exchanged Financed Student Loan.............................................S-41
Exchanged Serial Loan.......................................................S-41
Federal Origination Fee.....................................................S-59
Financed Student Loans......................................................S-16
Forbearance.................................................................S-24
Funding Period..............................................................S-41

Global Securities...........................................................S-64
Grace.......................................................................S-24
Indenture...................................................................S-32
Indenture Trustee...........................................................S-32
Index Maturity..............................................................S-35
Indirect Participants.......................................................S-36
Initial Financed Student Loans..............................................S-16
Initial Guarantors..........................................................S-28
In-School...................................................................S-24
IRS.........................................................................S-60
LIBOR Determination Date....................................................S-35
LIBOR Reset Period..........................................................S-36
Liquidated Student Loans....................................................S-44
Liquidation Proceeds........................................................S-44
Loan Purchase Amount........................................................S-41
Loan Sale Agreement.........................................................S-40
Minimum Purchase Price......................................................S-58
Monthly Collection Period...................................................S-44
Monthly Payment Date........................................................S-43
Monthly Rebate Fee..........................................................S-59
Morgan......................................................................S-38
Noncapitalized Accrued Interest.............................................S-41
Non-U.S. Person.............................................................S-68
Noteholders.................................................................S-34
Noteholders' Interest Distribution Amount...................................S-47
Notes.......................................................................S-32
Obligors....................................................................S-52
OID.........................................................................S-60
Parity Date.................................................................S-52
Participants................................................................S-36
Plan........................................................................S-61
Pool Balance................................................................S-52
Pre-funding Account.........................................................S-43
Principal Distribution Adjustment...........................................S-47
Principal Distribution Amount...............................................S-48
Purchase Amount.............................................................S-52
Purchase Collateral Balance.................................................S-41
Purchase Premium Amount.....................................................S-41
Quarterly Interest Period...................................................S-33
Quarterly Payment Date......................................................S-33
Realized Losses.............................................................S-48
Record Date.................................................................S-33
Reference Banks.............................................................S-36
Repayment...................................................................S-24
Reserve Account.............................................................S-43
Reserve Account Excess......................................................S-51

Reserve Account Initial Deposit.............................................S-16
Secretary...................................................................S-29
Seller Trusts...............................................................S-59
Senior Noteholders..........................................................S-34
Senior Noteholders' Distribution Amount.....................................S-48
Senior Noteholders' Interest Distribution Amount............................S-48
Senior Noteholders' Principal Carryover Shortfall...........................S-49
Senior Noteholders' Principal Distribution Amount...........................S-49
Senior Notes................................................................S-32
Serial Loan.................................................................S-41
Serial Loans................................................................S-41
Servicer....................................................................S-40
Servicing Agreement.........................................................S-40
Servicing Fee...............................................................S-43
Specified Reserve Account Balance...........................................S-51
Subordinate Noteholders.....................................................S-34
Subordinate Noteholders' Distribution Amount................................S-49
Subordinate Noteholders' Interest Carryover Shortfall.......................S-49
Subordinate Noteholders' Interest Distribution Amount.......................S-49
Subordinate Noteholders' Principal Carryover Shortfall......................S-49
Subordinate Noteholders' Principal Distribution Amount......................S-50
Subordinate Notes...........................................................S-32
Systems.....................................................................S-39
Telerate Page 3750..........................................................S-36
Terms and Conditions........................................................S-38
Three-Month LIBOR...........................................................S-35
Transfer and Servicing Agreements...........................................S-40
Transfer Date...............................................................S-42
Trust.......................................................................S-16
Trust Agreement.............................................................S-17
Trust Swap Payment Amount...................................................S-50
U.S. Person.................................................................S-67
Underwriting.................................................................S-2
Year 2000 problems..........................................................S-39

                        Preliminary; Subject to Change
               Preliminary Prospectus, dated September 10, 2001

Wells Fargo Student Loan Trusts      Wells Fargo Student Loans Receivables, LLC
Issuers                              Depositor


                        Student Loan Asset-Backed Notes

--------------------------
You should consider           Wells Fargo Student Loans Receivables, LLC may periodically establish trusts
carefully the risk factors    which will issue asset-backed notes.  Each issue of notes will have its own
beginning on page __ in       series designation.
this prospectus and the
risk factors in the related   Each series of notes will
prospectus supplement.
                              o    be  backed by a pool of  education  loans to  students  or  parents  of
The notes will represent           students,
obligations of the issuing
trust only and are not        o    consist of one or more classes of notes.
guaranteed by, Wells Fargo
Bank South Dakota, National   Each class of notes
Association, Wells Fargo
Student Loans Receivables,    o    Will represent the right to payments in the amounts and at the times
LLC or any of their                described in the accompanying prospectus supplement,
other affiliates.  The
notes are not insured or      o    May be senior or subordinate in right of payment to other classes, guaranteed by the Federal
Deposit Insurance             o    May benefit from one or more forms of credit enhancement,
Corporation or any other
governmental entity.          o    Will be rated in one of the four highest rating categories by at least one nationally recognized rating organization, and

                              o    The prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related trust.
-----------------------------

No market will exist for the notes of any series before the notes are issued. In addition, even after the notes of a series have been issued and sold, there can be no assurance that a resale market will develop.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        The date of this prospectus is

                           -----------------------.

                Overview of the Information in this Prospectus
                         and the Prospectus Supplement

         We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

          o the timing and amount of interest and principal payments;

          o the student loans underlying your notes;

          o the credit enhancement for each class;

          o the credit ratings; and

          o the method for selling the notes.

         Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

         We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

         To understand the structure of these securities, you must read carefully this prospectus and the prospectus supplement in their entirety.

                               TABLE OF CONTENTS

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

                                                                                                               Page


Overview of the Information in this Prospectus and the Prospectus Supplement.....................................3

Risk Factors.....................................................................................................7

Formation of the Trusts.........................................................................................18
     The Trusts.................................................................................................18
     Eligible Lender Trustee....................................................................................18

Use of Proceeds.................................................................................................19

The Bank, the Depositor, and the Master Servicer................................................................19
     The Bank...................................................................................................19
     The Depositor..............................................................................................19
     The Master Servicer........................................................................................20

The Student Loan Pools..........................................................................................21
     The Bank's Student Loan Financing Business.................................................................22
     Delinquencies, Defaults, Claims and Net Losses.............................................................24

Federal Family Education Loan Program...........................................................................24
     Legislative and Administrative Matters.....................................................................25
     Eligible Lenders, Students and Educational Institutions....................................................26
     Financial Need Analysis....................................................................................28
     Special Allowance Payments.................................................................................28
     Federal Stafford Loans.....................................................................................30
            Interest............................................................................................30
            Interest Subsidy Payments...........................................................................31
            Loan Limits.........................................................................................32
            Repayment...........................................................................................33
            Grace Periods, Deferral Periods and Forbearance Periods.............................................33
     Federal Unsubsidized Stafford Loans........................................................................33
     Federal PLUS and Federal SLS Loan Programs.................................................................34
            Loan Limits.........................................................................................34
            Interest............................................................................................34
            Repayment, Deferments...............................................................................35
     Federal Consolidation Loan Program.........................................................................35
     Federal Guarantors.........................................................................................37
     Federal Insurance and Reinsurance of Federal Guarantors....................................................38
     Historical Information.....................................................................................40

                                      4

Weighted Average Lives of the Notes.............................................................................43

Pool Factors and Trading Information............................................................................44

Description of the Notes........................................................................................44
     Principal of and Interest on the Notes.....................................................................45
     The Indenture..............................................................................................46
            Modification of Indenture...........................................................................46
            Events of Default; Rights upon Event of Default.....................................................47
            Covenants...........................................................................................50
            Annual Compliance Statement.........................................................................51
            Indenture Trustee's Annual Report...................................................................51
            Satisfaction and Discharge of Indenture.............................................................51
            The Indenture Trustee...............................................................................51

Information Regarding the Notes.................................................................................52
     Fixed Rate Notes...........................................................................................52
     Floating Rate Notes........................................................................................52
     Book-Entry Registration....................................................................................53
     Definitive Notes...........................................................................................54
     List of Noteholders........................................................................................55
     Reports to Noteholders.....................................................................................55

Description of the Transfer and Servicing Agreements............................................................55
     Sale of Student Loans; Representations and Warranties......................................................56
     Additional Fundings........................................................................................57
     Accounts...................................................................................................58
     Servicing Procedures.......................................................................................59
     Payments on Student Loans..................................................................................60
     Servicer Covenants.........................................................................................60
     Servicer Compensation......................................................................................61
     Distributions..............................................................................................61
     Credit and Cash Flow Enhancement...........................................................................62
     Statements to Indenture Trustee and Trust..................................................................63
     Evidence as to Compliance..................................................................................64
     Matters Regarding the Servicer.............................................................................64
     Servicer Default...........................................................................................65
     Rights Upon Servicer Default...............................................................................65
     Waiver of Past Defaults....................................................................................66
     Amendment..................................................................................................66
     Payment of Notes...........................................................................................67
     Termination................................................................................................67
            Optional Redemption.................................................................................67
            Auction of Student Loans............................................................................67
     Administration Agreement...................................................................................67

                                      5

Legal Aspects of the Student Loans..............................................................................68
     Transfer of Student Loans..................................................................................68
     Consumer Protection Laws...................................................................................69
     Loan Origination and Servicing Procedures Applicable to Student Loans......................................70
     Student Loans Generally Not Subject to Discharge in Bankruptcy.............................................70

Federal Income Tax Consequences.................................................................................71
     Tax Characterization of the Trust..........................................................................71
     Tax Consequences to Holders of the Notes...................................................................71
            Treatment of the Notes as Indebtedness..............................................................71
            Possible Alternative Treatments of the Notes........................................................72
            Original Issue Discount.............................................................................72
            Interest Income on the Notes........................................................................72
            Sale or Other Disposition...........................................................................73
            Foreign Holders.....................................................................................74
            Backup Withholding..................................................................................75
     Recent Legislation.........................................................................................75

ERISA Considerations............................................................................................75

Plan of Distribution............................................................................................77

Forward-Looking Statements......................................................................................78

Ratings of the Notes............................................................................................79

Reports to Noteholders..........................................................................................79

Where You Can Find More Information.............................................................................79

Incorporation by Reference......................................................................................80

Legal Matters...................................................................................................80

Index of Principal Terms.........................................................................................i


                                 Risk Factors

         You should consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement, together with all the information contained in this prospectus and the related prospectus supplement, before purchasing the notes.

Because the notes may not have regular
   or predictable payments, you may not
   receive the return on investment that
   you expected

                              The notes may not provide a regular or
                              predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expect.

A  secondary market for your notes may
   not develop, and this could diminish
   their value

                              Each series of notes will be a new issue without an established trading market. We do not intend to list the notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, reducing the net proceeds available to you from a sale of your notes.

Each trust will have limited assets from which to make payments on the notes, which may result in losses

                              Each trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the particular student loans held by it, the related guarantee agreements, and, if so provided in the related prospectus supplement, one or more forms of credit or cash flow enhancement.

                              Consequently, you must rely upon payments on the student loans assigned to the trust that issued your notes, and, if available, on any credit or cash flow enhancement to repay your notes.

                              Credit enhancement may not cover every class of notes issued by a trust. In addition, every form of credit enhancement will have limitations on, and exclusions from coverage. As a result, there is always a risk that you may experience a loss on your investment.

You may incur losses or delays in
   payments on your notes if borrowers
   default on their student loans

                              Each student loan will be no more than 98% insured by a federal guarantor. As a result, if a borrower of a federal loan defaults, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The related trust will assign a defaulted loan to the applicable federal guarantor in exchange for a guarantee payment on the 98% guaranteed portion. The related trust does not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a loss.

If a student loan guarantor suffers
   financial deterioration or failure,
   you may suffer a loss on your notes

                              All of the student loans will be unsecured. As a result, the only security for payment of the student loans are the guarantees provided under the guarantee agreements between the eligible lender trustee and the federal guarantors. The financial condition of a federal guarantor may be adversely affected by a number of factors including:


                              o the amount of claims made against the federal
                                guarantor as result of borrower defaults;


                              o the amount of claims reimbursed to the federal
                                guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and


                              o changes in legislation that may reduce
                                expenditures from the Department of Education that support federal guarantors or that may require federal guarantors to pay more of their reserves to the Department of Education.

                              If the financial status of a federal guarantor deteriorates, it may fail to make timely guarantee payments. In this event, you may suffer delays in the payment of principal and interest or losses on your notes.

If the Department of Education does not
   make guarantee payments, you may
   suffer a loss on your notes

                              If a federal guarantor is unable to meet its insurance obligations, the related trust may submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly to the related trust is dependent upon the Department of Education's determining that the federal guarantor is unable to meet its insurance obligations. If the Department of Education delays in making the determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the Department of Education determines that the federal guarantor is able to meet its insurance obligations, the Department of Education will not make guarantee payments to the related trust. In that event, if the credit enhancement described in the related prospectus supplement is not sufficient to cover the non-paying federal guarantor's obligations, you may suffer a loss on your investment.

If an originator or servicer fails to
   comply with loan origination and
   servicing procedures for student
   loans this could result in a loss to
   the trust of guarantor or Department
   of Education payments and you could
   suffer a loss on your notes

                              The Higher Education Act and implementing regulations requires lenders and their assignees who make and service student loans that are reinsured by the Department of Education and guarantors who guarantee student loans that are reinsured by the Department of Education to follow specified procedures to ensure that the student loans are properly made and repaid. If the master servicer or a servicer fails to follow these procedures or if an originator of the student loans held by a trust fails to follow procedures relating to the origination of any student loans, the Department of Education may refuse to make reinsurance payments to the federal guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee. In addition, under these circumstances the federal guarantors may refuse to make guarantee payments to the related trust. The failure of the Department of Education to provide reinsurance payments to the federal guarantors could adversely affect the federal guarantors' ability or legal obligation to make payments under the guarantee agreements to the related trust. Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust's ability to pay you timely interest and principal. In this event, you may suffer a loss on your investment.

If the seller or master servicer does
   not perform on its obligation to
   purchase the student loans you could
   suffer a loss on your notes

                              For each series of notes, the seller of student loans to the depositor will be Wells Fargo Bank South Dakota, National Association, and, the master servicer of the student loans will be Wells Fargo Bank Minnesota, N.A. The seller and master servicer will each be obligated to purchase student loans from the applicable trust if it materially breaches representations, warranties or covenants and its breach adversely affects the trust's rights to guarantor payments on that loan. You cannot be sure, however, that the seller or the master servicer will have the financial resources to purchase student loans if and when they are required to do so. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies under the indenture. However, the breach of these representations, warranties or covenants may cause you to suffer a loss on your investment.

Your interests could be adversely
   affected by changes in legislation
   that affect the student loans,
   federal guarantors, the seller or the
   master servicer

                              The Higher Education Act or other relevant federal or state laws, rules and regulations could be amended or modified in the future in a manner that adversely affects the federal student loan programs described in this prospectus, the student loans made under those programs or the financial condition of the federal guarantors, the seller or the master servicer. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the notes that it issues.

                              In addition, if the direct student loan programs described in this prospectus expand, servicers of the federal student loans described in this prospectus could experience increased costs due to reduced economies of scale or other adverse effects on their business. These cost increases could reduce the ability of the master servicer to satisfy its obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants. However, references in the Higher Education Act of 1965, as amended, regarding a transition from Federal Family Education Loan Program to direct student loan program were eliminated by the 1998 Reauthorization Bill when Congress determined that both programs would continue to coexist.

The fees payable on the student loans
   may reduce amounts payable to you

                              Each trust will be obligated to pay to the Department of Education a monthly rebate at an annualized rate of generally 1.05% or 0.62% for loans for which the applications were received between October 1, 1998, and January 31, 1999, of the outstanding principal balance plus accrued and unpaid interest on each federal consolidation loan which is a part of the related trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department of Education a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee subsequent to the applicable closing date. This fee will be deducted by the Department of Education out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In this event the amount available to be distributed to you will be reduced. Under specified circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of the related trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department of Education will affect the amount and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the amount available from collections on the student loans to pay interest on your notes may be reduced. In this event, the value of your investment may be impaired.


Your notes may be issued by a trust that uses the same lender identification number as other trusts, and this could expose you to the risk of loss caused by the performance of another trust

                              Due to a Department of Education policy limiting the granting of new lender identification numbers, all of the trusts established by the depositor to securitize federal student loans may use a common Department of Education lender identification number. The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or federal guarantors resulting from the eligible lender trustee's activities in the Federal Family Education Loan Program. In the event that the Department of Education or a federal guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department of Education or the federal guarantor may collect that liability or offset the liability from amounts due the eligible lender trustee under the shared lender identification number. As a result, a trust may suffer a liability as the result of another trust.

                              The servicing agreements for the trusts
                              established by the depositor which share a lender identification number will require the eligible lender trustee or the master servicer to allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf. In the event the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

If the master servicer fails to comply
   with the Department of Education's
   third-party servicer regulations,
   payments on the notes could be
   adversely affected

                              The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the master servicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the master servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the master servicer and/or limit, suspend, or terminate the master servicer's eligibility to contract to service federal student loans. If a servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

If Wells Fargo Bank South Dakota were to become insolvent, payments on your notes could be reduced or delayed

                              The student loans held by each trust will have been sold to that trust by the depositor and sold to the depositor by Wells Fargo Bank South Dakota, National Association. The Bank and the depositor intend that each transfer of student loans from the Bank to the depositor be treated as a sale. If the Bank were to become insolvent, the FDIA, as amended by FIRREA, gives certain powers to the FDIC, if it were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to an issuer of payments collected on the student loans.

                              Under FIRREA, if the transfer of the student loans by the Bank were characterized as a loan secured by a pledge of student loans rather than a sale, the trust's security interest in the student loans should be respected by the FDIC if:

                              o the Bank's transfer of the student loans is
                                the grant of a valid security interest in the student loans to the depositor and has been assigned to the indenture trustee for that trust;

                              o the Bank becomes insolvent and the FDIC is
                                appointed conservator or receiver of the Bank and

                              o the security interest:


                                   (1)  is validly perfected for the benefit
                                        of the indenture trustee before the
                                        Bank's insolvency, and

                                   (2)  was not taken in contemplation of the
                                        Bank's insolvency or with the intent
                                        to hinder, delay or defraud its
                                        creditors.


                              In addition, effective as of September 11, 2000, a regulation promulgated by the FDIC provides, among other things, that the FDIC will not seek to recharacterize a transfer of student loans as a secured loan if the transfer is made in connection with a securitization, provided that the transfer meets all the conditions for sale accounting under U.S. generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, and satisfies other requirements of the regulation, including that the insured depository institution receive adequate consideration for the transfer.

                              If the FDIC were to assert a different position, or the new FDIC regulation were inapplicable, you might experience delays and/or reductions in payments on your notes. In addition, the

                              FDIC might have the right to repay the notes early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could:

                                   o    require the trust or the indenture
                                        trustee to go through an
                                        administrative claims procedure to
                                        establish its right to those payments;

                                   o    request a stay of proceedings with
                                        respect to the Bank;

                                   o    reject the Bank's sales contract and
                                        limit the related trust's resulting
                                        claim to actual direct compensatory
                                        damages; or

                                   o    repudiate any ongoing servicing
                                        obligations of the Bank.


If the master servicer, an administrator or the depositor were to become insolvent, it could also reduce or delay payments on your notes

                              In the event of a default by the master servicer or an administrator resulting solely from specified events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or administrator, as the case may be, and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

                              If the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. The depositor will cause the sale of the student loans to the trust that issues the notes of the related series. However, if the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the depositor effectively still owns the student loans by concluding that the sale to the trust was not a "true sale" or that the trust should be consolidated with the depositor for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your notes.

                              The depositor has been structured and will take steps in structuring the transactions described in this prospectus and in the related prospectus supplement to minimize the risk it will become insolvent or that a court would consolidate the depositor with the trust for bankruptcy purposes or conclude that the sale of the student loans to the trust was not a "true sale."

You will bear prepayment and extension
   risk due to actions taken by
   individual borrowers and other
   variables beyond our control

                              A borrower may prepay a student loan in whole or in part, at any time. The likelihood of a borrower prepaying a student loan is higher as a result of federal loan consolidation programs. In addition, a trust may receive other unscheduled payments from liquidations due to default, including receipt of guarantee payments and other student loans purchased or repurchased by the master servicer or the seller. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any month or over the period of time that the notes of a series remain outstanding.

                              In addition, the student loans may be extended as a result of grace periods, deferment periods, and forbearance periods. This may lengthen the remaining term of the student loans and delay payments to you. If borrowers fail to pay timely the principal and interest due on the student loans or a guarantor fails to timely meet its guarantee obligations, the amount of funds available for distribution to you on a given payment date could also be reduced, and payments to you delayed.

                              The master servicer's option to terminate a trust early and, the possibility that all of any pre-funded amount or any collateral reinvestment amount will not be used to purchase subsequent student loans, creates additional uncertainty regarding the timing of payments to noteholders.

                              The different amounts of principal payments on the notes and the uncertainty of the timing of those payments creates reinvestment risk. Reinvestment risk refers to the fact that you may not be able to invest the payments on the notes received by you at a rate that is equal to or greater than the rate of interest borne by your notes. You will bear all reinvestment risk carried by your notes.

Consumer protection laws may affect
   enforceability of student loans

                              Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts, including the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

A  withdrawal or downgrade of the
   initial ratings may decrease the
   value of your notes

                              The related prospectus supplement will specify the required ratings for the notes. A rating is not a recommendation to buy, sell or hold notes. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

                            Formation of the Trusts

The Trusts

         With respect to each series of notes, the depositor will establish a separate trust pursuant to the respective trust agreement, for the transactions described in this prospectus and in the related prospectus supplement. The property of each trust will consist of:

     o a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of each trust,

     o all funds collected or to be collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, on or after the applicable cutoff date specified in the related prospectus supplement and

     o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

To the extent provided in the applicable prospectus supplement, the notes will be secured by the property of the related trust. To facilitate servicing and to minimize administrative burden and expense, the master servicer will be appointed the custodian of the promissory notes representing the student loans for each trust and the related eligible lender trustee.

         The principal offices of each trust and the related eligible lender trustee will be specified in the applicable prospectus supplement.

Eligible Lender Trustee

         The eligible lender trustee for each trust will be the entity specified in the related prospectus supplement. The eligible lender trustee on behalf of the related trust will acquire legal title to all the related student loans acquired under the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the student loans. Each eligible lender trustee will qualify as an eligible lender and owner of all the federal student loans held by the trust for all purposes under the Higher Education Act and the guarantee agreements. Failure of the federal student loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any federal assistance with respect to the federal student loans. See "Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" and "--Federal Insurance and Reinsurance of Federal Guarantors." An eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the related trust agreement or if the eligible lender trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                Use of Proceeds

         The net proceeds from the sale of notes of a given series will be applied by the applicable trust to purchase the related student loans on the closing date from the depositor and to make the initial deposit into the reserve account or pre-funding account, if any.

               The Bank, the Depositor, and the Master Servicer

The Bank

         Wells Fargo Bank South Dakota, National Association (the "Bank") originates student loans through its educational loan division known as Wells Fargo Education Financial Services ("EFS"). The Bank is one of the nation's largest providers of educational loans. The Bank began originating federally guaranteed loans over 30 years ago through the Federal Family Education Loan Program. In addition to FFELP loans, the Bank has originated private non-guaranteed educational loans to undergraduate and graduate students since 1987. Currently 89% of the Bank's portfolio, or $7.26 billion, is serviced by the Bank's EFS division, with the balance serviced by third-party servicers. The combined businesses utilize a staff over 800 employees in three centers located in Sioux Falls, SD, St. Paul, MN, and Sterling, VA. Forty-three EFS sales personnel are located throughout the nation to support the business.

         In 2000, the Bank through EFS funded over $1.5 billion in FFELP student loans and currently has slightly over $5.6 billion in managed FFELP outstandings. The FFELP portfolio includes over 1.2 million loans from borrowers residing in all 50 states and the District of Columbia.

         The Bank is a national banking association that is an indirectly, wholly-owned subsidiary of Wells Fargo & Company ("Wells Fargo"). Wells Fargo is a diversified financial services company whose principal executive offices are located in San Francisco, California. Wells Fargo is registered as a financial holding company and bank holding company under the Bank Holding Company Act of 1956, as amended. Wells Fargo subsidiaries provide banking mortgage, and consumer finance services throughout North America, including all 50 states, and internationally.

         The Bank's and EFS' principal executive offices are located at 301 East 58th Street, North, Sioux Falls, South Dakota 57104. The Bank's telephone number is (800) 658-3567.

         When we refer to the "Bank," the "seller" or "EFS," in this prospectus, we mean the Bank, including EFS as a division of the Bank, unless the context indicates otherwise.

The Depositor

         Wells Fargo Student Loans Receivables, LLC is a limited-purpose entity formed to purchase student loans originated by the seller and to sell these loans to a trust. The depositor is a Delaware limited liability company formed as a subsidiary of Wells Fargo, the parent entity of the Bank.

         By forming the depositor to purchase the student loans being sold to a trust, the Bank has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of the Bank or Wells Fargo. As a separate, limited-purpose entity, the depositor's certificate of formation contains limitations including:

     o    restrictions on the nature of its business; and

     o a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate corporate identity by:

     o maintaining records and books of accounts separate from those of the Bank, EFS, and Wells Fargo;

     o refraining from commingling its assets with the assets of the Bank and Wells Fargo; and

     o refraining from holding itself out as having agreed to pay, or being liable for, the debts of the Bank and Wells Fargo.

         We have structured the transactions described in this prospectus to assure that the transfer of the student loans by the Bank to the depositor constitute a "true sale" of the student loans to the depositor. If the transfer constitutes a "true sale" the student loans and related proceeds would not be property of the Bank or Wells Fargo should it become subject to any insolvency law.

         Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the Bank to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the Bank or Wells Fargo under the insolvency laws.

         The depositor will also represent and warrant that each sale of student loans by the depositor to the trust is a valid sale of those loans. The depositor and the Bank will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the trust.

The Master Servicer

         Wells Fargo Bank Minnesota, National Association, a national banking association will act as master servicer for purposes of servicing the student loans acquired by the eligible lender trustee for each trust.

         The master servicer will be responsible for servicing the student loans acquired by the eligible lender trustee on behalf of the related trust in accordance with the terms set forth in the loan servicing agreement, under which it is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The master servicer may and expects to perform its servicing obligations under the loan servicing agreement through one or more subservicing agreements with other student loan servicers. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.

                            The Student Loan Pools

         For each series of notes, the student loans backing that series will be acquired by the depositor from Wells Fargo Bank South Dakota, National Association, as seller, under a loan sale agreement, and will in turn be sold by the depositor to the trust under the same loan sale agreement. The student loans backing each series will be selected from the portfolio of student loans held by the seller by several criteria, including:

     o Each Loan is guaranteed as to principal and interest by a guarantor (a "Guarantor" or a "Federal Guarantor") and is reinsured by the Department of Education (the "Department") under Federal Family Education Loan Program, known by its acronym FFELP.

     o Each Loan was originated in the United States of America, its territories or its possessions in accordance with an FFELP Program.

     o Each Loan contains terms required by the program and the applicable guarantee agreements (the "Guarantee Agreements").

     o Each Loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

     o Each Loan satisfies any other criteria set forth in the related prospectus supplement.

         No selection procedures believed by the seller to be adverse to the noteholders of any series will be used in selecting the student loans for that series.

         No more than 20% by principal balance of the student loans comprising a trust will be more than 30 days delinquent as of the cutoff date for the trust.

         The student loans that comprise assets of each trust will be held by the eligible lender trustee, as trustee on behalf of the trust. The eligible lender trustee will also enter into, on behalf of the trust, Guarantee Agreements with the Guarantors pursuant to which each of the student loans will be guaranteed by one of the Guarantors. See "Formation of the Trusts--Eligible Lender Trustee".

         The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

     o    the composition of the pool,

     o the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

     o    the borrowers' states of residence, and

     o the percentages of the student loans guaranteed by the applicable guarantors.

         In the case of each series for which the related trust may acquire or originate student loans after the related cutoff date, information with respect to the student loans eligible to be acquired or originated by the related trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

         In addition, if specified in the related prospectus supplement, the assets of the related trust may include specified rights of the depositor to receive excess cashflow ("Excess Cashflow Rights") in respect of student loans that are owned by one or more other Trusts established by the depositor. Excess Cashflow Rights will not exceed 10% of the assets of any trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

The Bank's Student Loan Financing Business

         Loan Origination. EFS originates student loans insured under federally sponsored programs. Loans are primarily sourced through colleges and universities where students and families typically seek financial aid to pay for their education. Loans are also sourced through other Wells Fargo subsidiaries through existing Wells Fargo customer relationships through other Wells Fargo subsidiaries either through direct mail or through the extensive bank store network. See "Federal Family Education Loan Program" in this prospectus for a description of these federally sponsored programs.

         Servicing. During and after the origination process, EFS or its servicing agent surveys the appropriate loan documents for compliance with Department and Guarantor requirements. Once funded, loans are serviced by EFS or third-party servicers under contractual agreements with EFS.

         The Department and the various Guarantors prescribe rules and regulations which govern the servicing of federally insured loans. The rules and regulations include specific procedures for converting loans to repayment status, contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default: Payments under a Guarantor's Guarantee Agreement require strict adherence to these stated due diligence and collection procedures.

         Regulations require that collection efforts commence within fifteen days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. FFELP loans are considered to be in default when they become 270 days delinquent, or in cases where the borrower is determined to be ineligible for all or a portion of the loan.

         A Guarantor may reject any claim for payment under a Guarantee Agreement if the specified due diligence and collection procedures required by that Guarantee Agreement have not been followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a Guarantee Agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures to "cure" the violation, typically by obtaining a new signed repayment agreement or on a full monthly payment from the borrower. Interest penalties are commonly incurred on loans that are cured. The recent experience of EFS has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

         The internal procedures of EFS support compliance with existing Department of Education and guarantor regulations and reporting requirements and provide high quality service to borrowers. EFS utilizes a computerized loan servicing system called HELMS. The HELMS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The HELMS system enables EFS to service a high volume of loans in a manner consistent with industry requirements. Wells Fargo also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and Guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance. In addition, lenders and third-party servicers are required to undergo annual compliance audits conducted by a qualified independent organization in accordance with standards established by the Comptroller General and the Secretary of Education.

         Consolidation/Repayment Programs. Consolidation and repayment programs made available by Wells Fargo to student loan borrowers will continue to be made available to borrowers with student loans held by a trust. The Bank, through EFS currently participates in the consolidation loan program. Therefore, to the extent set forth in the related prospectus supplement, the transfer and servicing agreements will permit the Bank to purchase student loans from the trust to effect consolidations at the request of borrowers or in specified cases will provide for the trust to originate consolidation loans through the eligible lender trustee. See "Federal Family Education Loan Program--Consolidation Loan Program."

         In addition, the Bank offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under the Bank's graduated repayment program, some plans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level or graduated payments over the remaining term. Based on FFELP requirements, no single payment amount in a graduated or income-sensitive repayment plan may be more than three times greater than any other payment amount.

         In other cases, the Bank offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

         The Bank also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

         Incentive Programs. The Bank has offered, and intends to continue to offer, incentive programs to student loan borrowers. The Wells Fargo Student Loan Advantage Program may apply to student loans owned by the trusts.

o Rate Savings. Under this program, which is available for all Stafford loans that were originated after July 1, 1997, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

o Rebate Savings. Under this program, a borrower who makes 24 consecutive scheduled payments in a timely fashion gets a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee on each Stafford loan.

o Direct Payment. Under the Direct Payment plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings or checking account receive a 0.25% effective interest rate reduction as long as they continue in this plan.

         We cannot predict how many borrowers will participate in these programs.

         The incentive programs currently or in the future made available by the Bank to borrowers may also be made available by any third-party servicers to borrowers with student loans held by a trust. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if any third-party servicer receives payments from the Bank in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

         Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable m this information.

                     Federal Family Education Loan Program

         The Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")) provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. As described in this prospectus, payment of principal and interest with respect to the federal student loans is guaranteed by the applicable Guarantor against default, death, bankruptcy or disability of the applicable borrower and a closing of or a false certification by the borrower's school. The Guarantors are entitled, subject to conditions, to be reimbursed by the Department for 100% to 75% of the amount of each Guarantee Payment made pursuant to a program of federal reinsurance under the Act. In addition, the related eligible lender trustee, as a holder of the federal student loans on behalf of a trust, is entitled to receive from the Department interest subsidy payments and special allowance payments with respect to the federal student loans as described in this prospectus.

         FFELP provides for loans to students and parents of students which are (1) guaranteed by a Guarantor and reinsured by the federal government or
(2) directly insured by the federal government. Several types of federal student loans are currently authorized under the Act:

     o    loans to students who demonstrate need ("Federal Stafford Loans");

     o loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");

     o loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and

     o loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan.

         [Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans").] The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Your interests could be adversely affected by changes in legislation that affect the student loans, the federal guarantors, the seller or the master servicer."

Legislative and Administrative Matters

         Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002), and the Higher Education Act Amendments of 1998 (the "1998

Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

         The Omnibus Budget Reconciliation Act of 1993 ("1993 Act") made a number of changes to the federal student loan programs, including imposing fees on lenders or holders of federal student loans and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, this legislation contemplated replacing a minimum of approximately 60% of the FFEL programs with direct lending by the Department by 1998. However, references in the Act regarding a transition from FFELP to direct student loan program were eliminated by the 1998 Reauthorization Bill when Congress determined that both programs would continue to coexist. Notwithstanding these changes, any expansion of the direct loan program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for the master servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by the master servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing federal student loan programs are replaced by the new program. As these reductions occur, the master servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by the master servicer is reduced. These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted student loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the federal student loans and lower prices available in the secondary market for those loans. Further, the Department has implemented a direct consolidation loan program, which has further reduced the volume of federal student loans and increased the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable. However, the Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidation Loans. This provision applies to loan applications received on or after November 13, 1997.

Eligible Lenders, Students and Educational Institutions

         Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Student loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

     o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,

     o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,

     o has agreed to notify promptly the holder of the loan of any name, address or status change, and

     o for Federal Stafford Loans, meets the applicable "need" requirements for the particular loan program.

         Each loan is to be evidenced by an unsecured promissory note.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

     o only admits persons who have a high school diploma or its equivalent,

     o    is legally authorized to operate within a state,

     o provides not less than a two-year program with credit acceptable toward a bachelor's degree,

     o    is a public or non-profit institution and

     o is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

     o only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),

     o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

     o    has been in existence for at least two years,

     o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

     o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

     o    offers more than 50 percent of its courses by correspondence,

     o enrolls 50 percent or more of its students in correspondence courses,

     o has a student enrollment in which more than 25 percent of the students are incarcerated or

     o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if

     o    the educational institution has filed for bankruptcy,

     o the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

     o the educational institution has a cohort default rate in excess of the rate prescribed by the Act.

         In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

Financial Need Analysis

         Student loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the family contribution that the student and/or the family is expected to make towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The student's unmet need -- measured as the difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance -- may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance their family contribution through their own resources or through Federal PLUS Loans.

Special Allowance Payments

         The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of federal student loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or disbursed and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

          (1) determining the average of the bond equivalent rates of either 91-day Treasury bills auctioned for the 3-month period, or, in the case of loans first disbursed on or after January 1, 2000 and before July 1, 2003, the quotes of the three-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"),

          (2) subtracting the applicable borrower interest rate on the loan from the average,

          (3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage, and

          (4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses
                  (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.

Date of First Disbursement       Special Allowance Margin
--------------------------       ------------------------------------------
Prior to 10/17/86                3.50%

10/17/86 - 09/30/92              3.25%

10/01/92 - 06/30/95              3.10%

07/01/95 - 06/30/98              2.50% (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are
                                 In-School, Grace or Deferment); 3.10%
                                 (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are in
                                 repayment and all other loans)

07/01/98 - 12/31/99              2.20% (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are
                                 In-School, Grace or Deferment); 2.80%
                                 (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are in
                                 repayment) and 3.10% for all other loans

01/01/00-06/30/03                1.74% (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are
                                 In-School, Grace or Deferment); 2.34%
                                 (Federal Stafford Loans and Federal
                                 Unsubsidized Stafford Loans that are in
                                 repayment) and 2.64% for all other loans

         A holder of a PLUS, SLS or Federal Consolidation Loan is eligible to receive Special Allowance Payments during any quarter equal to the amount by which (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter (or the CP Rate in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) plus the Interest Rate Margin

(2.64% in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) exceeds (2) the specified Borrower Rate. However, Special Allowance Payments are available on variable rate PLUS and SLS Loans only if the 91-day Treasury bill rate for the most recent quarter plus 3.1% exceeds the maximum rate.


Federal Stafford Loans

         The Act provides for:

         (1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,

         (2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments during in-school, grace and deferral periods ("Interest Subsidy Payments") and

         (3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

          Interest. The borrower's interest rate on a Federal Stafford Loan may befixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.

Trigger Date(1)                 Borrower Rate(2)             Maximum Rate         Interest Rate Margin
---------------                 ----------------             ------------         --------------------
Prior to 01/01/81..........     7%                           7%                   N/A
01/01/81 - 09/12/83........     9%                           9%                   N/A
09/13/83 - 06/30/88........     8%                           8%                   N/A
07/01/88 - 09/30/92........     8% for 48 months;            8% for 48 months,    3.25%
                                thereafter, 91-Day           then 10%
                                Treasury + Interest Rate
                                Margin
10/01/92 - 06/30/94........     91-Day Treasury + Interest   9%                   3.10%
                                Rate Margin
07/01/94 - 06/30/95........     91-Day Treasury + Interest   8.25%                3.10%
                                Rate Margin
07/01/95 - 06/30/98........     91-Day Treasury + Interest   8.25%                2.50% (In-School, Grace or
                                Rate Margin                                       Deferment); 3.10% (in repayment)
On or after 07/01/98.......     91-Day Treasury + Interest   8.25%                1.70% (In-School, Grace or
                                Rate Margin                                       Deferment); 2.30% (in repayment)

---------

(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992, is the first day of enrollment period for which a borrower's first Federal Stafford Loan is made and for Federal Stafford Loans made on or after October 1, 1992, the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan. All Federal Stafford Loans disbursed on or after July 1, 1994, have a variable interest rate (with a cap of 8.25%) even if the borrower has older Federal Stafford Loans with a different variable or fixed interest rate.

(2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (1) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to June 1 and
     (2) the applicable Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992, and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995, the interest rate on the loans to an annual interest rate adjusted each July 1 equal to:

     o for specified loans made between July 1, 1988, and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%, and

     o for loans made on or after July 23, 1992, and prior to July 1, 1994, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%.

         The variable interest rate does not apply to loans made prior to July 23, 1992, during the first 48 months of repayment. In all cases, the maximum interest rate charged cannot exceed the loan's prior fixed rate.

         Interest Subsidy Payments. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the school to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--If an originator or servicer fails to comply with loan origination and servicing procedures for student loans this could result in a loss to the trust of guarantor or Department of Education payments and you could suffer a loss on your notes" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". The depositor expects that substantially all of the Federal Stafford Loans that are to be conveyed to a trust will be eligible to receive Interest Subsidy Payments and Special Allowance Payments.

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. The master servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each eligible lender trustee as owner of the related federal student loans on behalf of each trust. The master servicer has also agreed to assist each eligible lender trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to federal student loans. Each eligible lender trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to federal student loans within two business days of receipt thereof to the collection account established with respect to the related trust.

         Loan Limits. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.


                                                                         All
                                                                     Students(1)          Independent Students
                                                                     -----------          --------------------
                                                                     Base Amount
                                                                     Subsidized        Additional        Maximum
                                                     Subsidized          and          Unsubsidized      Aggregate
Borrower's Academic                  Subsidized        on or        Unsubsidized       only on or         Total
                                                       after         on or after          after           Amount
Level                                Pre-1/1/87        1/1/87        10/1/93(2)         7/1/94(3)           in
-----                                ----------        ------        ----------         ---------        ---------
Undergraduate (per year)
  1st year                             $2,500           $2,625          $2,625            $4,000          $ 6,625
  2nd year                             $2,500           $2,625          $3,500            $4,000          $ 7,500
  3rd year and above                   $2,500           $4,000          $5,500            $5,000          $10,500
Graduate (per year)                    $5,000           $7,500          $8,500           $10,000          $18,500
Aggregate Limit;
  Undergraduate                       $12,500          $17,250         $23,000           $23,000          $46,000
  Graduate (including
  undergraduate)                      $25,000          $54,750         $65,500           $73,000         $138,500


(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and do not qualify for a Federal PLUS Loan.

         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

         Repayment. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years, subject to minimum repayment amounts, under a standard or graduated payment plan. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

         Grace Periods, Deferral Periods and Forbearance Periods. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (for all other loans) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to certain conditions, no principal repayments need be made. Authorized deferments include, periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods when the borrower is seeking but unable to find full-time employment. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when the borrower is experiencing an economic hardship as determined by federal law, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance , or postponement of payments, in specified circumstances (each period, a "Forbearance Period") generally based on financial hardship. The 1998 Reauthorization Bill further expanded the situations in which a forbearance can be granted.

Federal Unsubsidized Stafford Loans

         The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's unmet need. Lenders are authorized to make Federal Unsubsidized Stafford Loans for periods of enrollment beginning on or after October 1, 1992.

Federal PLUS and Federal SLS Loan Programs

         The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

         Loan Limits. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993, were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993, depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993, ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993, is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         Interest. The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS and SLS loans are summarized in the following chart.

                                                                                                    Interest
Trigger Date(1)                        Borrower Rate(2)                      Maximum Rate         Rate Margin
---------------                        ----------------                      ------------         -----------
Prior to 10/01/81..........                   9%                                  9%                  N/A

10/01/81 - 10/30/82........                  14%                                  14%                 N/A

11/01/82 - 06/30/87........                  12%                                  12%                 N/A

07/01/87 - 09/30/92........  52-Week Treasury(3) + Interest Rate Margin           12%                3.25%

10/01/92 - 06/30/94........  52-Week Treasury(3) + Interest Rate Margin     PLUS 10%, SLS 11%        3.10%

07/01/94 - 06/30/98........  52-Week Treasury(3) + Interest Rate Margin           9%                 3.10%

(SLS repealed 07/01/94)
After 06/30/98 ............    91-Day Treasury + Interest Rate Margin             9%                 3.10%

------------

(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992, is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992, and after the Trigger Date is the date of the first disbursement of the loan, respectively.

(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or 91 day Treasury bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest Rate Margin.

(3) Beginning on July 1, 2001, the weekly average One-year Constant Maturity Treasury yield replaced the 52-Week Treasury index. The change was necessary based on the pending elimination of the issuance of new 52-Week Treasury Bills.

         Repayment, Deferments. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of the final disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply for new borrowers to whom loans are first disbursed on or after July 1, 1993, are the same as those which apply to Federal Stafford Loans. Interest Subsidy Payments are not available for the deferments; however, interest may be capitalized during these periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

         A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987, in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

Federal Consolidation Loan Program

         The Act authorizes a program under which borrowers may consolidate one or more of their student loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured FFELP loans selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds one of the borrower's outstanding loans or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994, have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993, but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrower must be either in repayment status or in a grace period preceding repayment on the loans being consolidated. Defaulted loans may be included in a Federal Consolidation Loan if the borrower either makes satisfactory repayment arrangements with the holder of the defaulted loan or agrees to repay the consolidating lender under an income sensitive repayment schedule. For applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. Borrowers may, within 180 days of the origination of a Federal Consolidation Loan, augment the Federal Consolidation Loan by adding additional loans made prior to or within 180 days of its origination ("Add-on Consolidation Loans"). If the borrower obtains additional loans after the 180-day add-on period, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

         Federal Consolidation Loans made prior to July 1, 1994, bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made from applications received on or after July 1, 1994, and prior to November 13, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made from applications received on or after November 13, 1997, through September 30, 1998, will bear interest at the annual variable rate applicable to Stafford Loans. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans made from applications received between January 1, 1993, and August 9, 1993, all interest is paid by the Department during all periods of Deferment. However, Federal Consolidation Loan made from applications received between August 10, 1993, and November 12, 1997, will only be subsidized if all of the underlying loans were subsidized Federal Stafford Loans. In the case of Federal Consolidation Loans made from applications received on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment.

         Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee (not to exceed $50) may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to Federal Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998, and January 31, 1999). Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91 T-bill plus 3.1% (or the CP Rate plus 2.64% for loans first disbursed on or after January 1, 2000, and before July 1, 2003), whenever the formula exceeds the borrower's interest rate.

         Repayment of Federal Consolidation Loans begins within 60 days after the date on which the last disbursement discharging the underlying loans is made. Repayment schedule options must include, for applications received on or after January 1, 1993, graduated and income sensitive repayment plans, with maximum repayment terms subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

         All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

Federal Guarantors

         The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary of Education (the "Secretary"). Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993, and prior to October 1, 1998, and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. See "--Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors were prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1,

1994, the Act required that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans; this fee was passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively (the origination fee is passed through to the Department by the originating lender).

         Each federal student loan to be sold to an eligible lender trustee on behalf of a trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable eligible lender trustee. The applicable prospectus supplement for each trust will identify each related Federal Guarantor for the federal student loans held by the trust as of the applicable closing date and the amount of the federal student loans it is guaranteeing for the trust.

         The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. The 1998 Reauthorization Bill restructured guarantor funding such that Federal Guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

Federal Insurance and Reinsurance of Federal Guarantors

         A federal student loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed above.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the

Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986, and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; these claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and there is an undue hardship determination made by the bankruptcy court. In addition, the Department is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

         The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

                                             Reimbursement to Federal Guarantor
Claims Rate of Federal Guarantor              by the Department of Education(1)
--------------------------------              --------------------------------
0% to and including 5%...................     100%

Greater than 5% to and including 9%......     100% of claims to and including
                                              5%; 90% of claims greater than 5%

Greater than 9%..........................     100% of claims to and including
                                              5%; 90% of claims greater than 5%
                                              to and including 9%; and 80% of
                                              claims greater than 9%
---------
(1) The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and 95%, 85% and 75% for loans disbursed on or after October 1, 1998.

         The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

         The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. Effective with the 1998 Reauthorization Bill, Federal Guarantors must maintain a minimum reserve level of at least 0.25 percent. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

         The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

Historical Information

         Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan; (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans; (3) providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Consolidation Loans. Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

         1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998, through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998, and before October 1, 1998, to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998, plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans provides that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

         1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

          o All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

          o Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

          o The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

          o Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

          o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

          o The percentage of collections on defaulted student loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

          o Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

          o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

          o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent for loans disbursed prior to 7/1/2003.

          o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

          o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999.

          o The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

          o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000. This repayment plan is offered over up to a 25-year period on a standard or graduated payment plan.

          o The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

          o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

          o Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

          o The Secretary is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

          o Discharge of FFELP and certain other student loans in bankruptcy is now limited to cases of undue hardship regardless of whether the student loan has been in repayment for seven (7) years prior to the bankruptcy filing.

          o All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

                      Weighted Average Lives of the Notes

         The weighted average lives of the notes of any series will generally be influenced by the rate at which the principal balances of the related student loans are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part including as a result of

     o    borrower default, death, disability or bankruptcy,

     o consolidation of student loans through the origination of Federal Consolidation Loans,

     o    a closing of or a false certification by the borrower's school,

     o subsequent liquidation of the loans or collection of Guarantee Payments with respect to the loans, and student loans being purchased by the seller or the master servicer for administrative reasons.

         All of the student loans are prepayable at any time without penalty to the borrower. The rate of prepayment of student loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the student loans. However, because many of the student loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the student loans. In addition, under specified circumstances, the seller or the master servicer will be obligated to repurchase or arrange for the repurchase of student loans from a given trust under the related loan sale agreement or loan servicing agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". See also "Description of the Transfer and Servicing Agreements--Termination --Optional Redemption" regarding the master servicer's option to purchase the student loans from a given trust. Also, in the case of a trust having a Funding Period or Revolving Period, the addition of student loans to the trust during that period could affect the weighted average lives of the notes of the related series. See "Description of the Transfer and Servicing Agreements--Additional Fundings".

         On the other hand, scheduled payments with respect to, and maturities of, the student loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on student loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each payment date, since the amount will depend, in part, on the rate of principal collections on the related pool of student loans, which cannot be predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans will be borne entirely by the noteholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of student loans and the related series of notes.

                     Pool Factors and Trading Information

         The "Pool Factor" for each class of notes will be a seven-digit decimal which the master servicer will compute prior to each payment date indicating the remaining outstanding principal amount of the class of notes, respectively, as of that payment date (after giving effect to distributions to be made on the payment date), as a fraction of the initial outstanding principal amount of the class of the notes. Each Pool Factor will be 1.0000000 as of the applicable closing date, and then will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A noteholder's portion of the aggregate outstanding principal amount of the related class of notes, is the product of (1) the original denomination of that noteholder's note and (2) the applicable Pool Factor.

         If so provided in the related prospectus supplement with respect to a trust, the noteholders will receive reports on or about each payment date concerning the payments received on the student loans, the student loan pool balance (as calculated in the manner described in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Information Regarding the Notes--Reports to Noteholders".

                           Description of the Notes

         With respect to each trust, one or more classes of notes of a given series will be issued pursuant to the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary describes terms of the notes and the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the notes and the indenture.

         Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by noteholders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Information Regarding the Notes--Book-Entry Registration" and "--Definitive Notes".

Principal of and Interest on the Notes

         The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the series will be made prior to payments of principal thereon. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. See also "Information Regarding the Notes--Fixed Rate Notes" and "--Floating Rate Notes". One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the depositor, or another party named in the related prospectus supplement, of its option to purchase the related student loans.

         Within a series of notes, each class will have the priority with respect to payments of interest described in the related prospectus supplement. The related prospectus supplement will also specify the payment dates -- the fixed dates which may occur semi-annually, quarterly, monthly or at some other interval, on which payments of principal and/or interest will be due and payable -- for each class of notes. See "Description of the Transfer and Servicing Agreements --Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class.

         In the case of a series of notes relating to a trust having a Pre-Funding Account or Collateral Reinvestment Account, the notes of the series will be redeemed in part on the payment date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement.

The Indenture

         Modification of Indenture. With respect to each trust, with the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the related noteholders.

         Unless otherwise specified in the related prospectus supplement with respect to a series of notes, however, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable,

     o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment,

     o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture,

     o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, the depositor, an affiliate of either of them or any obligor on the notes,

     o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related eligible lender trustee on behalf of the applicable trust to sell or liquidate the student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series,

     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the related indenture or other related agreements, or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes of the series or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         Unless otherwise specified in the applicable prospectus supplement, the applicable trust and the related indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable indenture trustee, materially and adversely affect the interest of any noteholder of the series.

         Events of Default; Rights upon Event of Default. With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related indenture will consist of the following:

          (1) a default for five days or more in the payment of any interest on any note after the same becomes due and payable;

          (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          (3) a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture which default materially and adversely affects the rights of noteholders and the continuation of any default for a period of 30 days after notice thereof is given to the applicable trust by the applicable indenture trustee or to the applicable trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; provided, however, that if the trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended by the indenture trustee to 90 days;

          (4) any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of the series then outstanding; provided, however, that if the trust demonstrates that it is making a good faith attempt to cure the breach, the 30-day period may be extended by the indenture trustee to 90 days, or

          (5) events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to noteholders of a series under the related indenture on any payment date will generally be limited to amounts available after payment of all prior obligations of the trust. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

         If, with respect to any series of notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any payment date, the interest rate as calculated based on the index is less than an alternate rate calculated for the payment date based on interest collections on the student loans (the amount of the difference, the "Index Shortfall Carryover"), the interest rate for the payment date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the notes at the interest rate (whether the interest rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any payment date shall not generally constitute a default in the payment of interest on the notes.

         If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the notes then outstanding if

          o the eligible lender trustee on behalf of the related trust has paid or deposited with the indenture trustee a sum sufficient to pay (1) all payments of principal of and interest on all notes and all other amounts that would then be due under the related indenture or upon the notes if the Event of Default giving rise to the acceleration had not occurred, and (2) all sums paid or advanced by the indenture trustee under the related indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel, and

          o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

         If the notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related indenture trustee may, in its discretion, exercise remedies as a secured party, require the related eligible lender trustee to sell the student loans or elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections with respect to the student loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related indenture trustee is prohibited from directing the related eligible lender trustee to sell the student loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note with respect to any series, unless

     o    the holders of all the outstanding notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

     o the related indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the related indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes then outstanding.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default should occur and be continuing with respect to a series of notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and the holders of a majority in principal amount of the notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         Unless otherwise specified in the related prospectus supplement, no holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

     o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default,

     o the holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee,

     o the holder or holders have offered the indenture trustee reasonable indemnity,

     o the indenture trustee has for 60 days failed to institute the proceeding, and

     o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

         In addition, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, none of the related indenture trustee, the depositor, the seller, the administrator, the master servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the related indenture,

     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

     o the trust has been advised that the ratings of the notes of the related series would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation, and

     o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder of the related series.

         Each trust will not, among other things,

     o except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

     o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

     o permit the validity or effectiveness of the applicable indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the applicable indenture except as may be expressly permitted thereby, or

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in the trust or the proceeds thereof, except as expressly permitted by the Related Documents.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes of the related series and the applicable indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

         Indenture Trustee's Annual Report. Each indenture trustee will be required to mail each year to all related noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the indenture trustee under the applicable indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the applicable indenture trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

         The Indenture Trustee. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for the series. The trust may also remove any indenture trustee if the indenture trustee ceases to be eligible to continue under the related indenture or if the indenture trustee becomes insolvent. In addition, the administrator for any series may remove the related indenture trustee at any time. In such circumstances, the trust will be obligated to appoint a successor trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for the series.

                        Information Regarding the Notes

Fixed Rate Notes

         Each class of notes may bear interest at a fixed rate per annum or at a variable or adjustable rate per annum, as more fully described below and in the applicable prospectus supplement. Each class of fixed rate notes will bear interest at the applicable per annum interest rate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes".

Floating Rate Notes

         Each class of floating rate notes will bear interest at a rate per annum determined by reference to an interest rate basis, or base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The "spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "spread multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class. The interest rate on floating rate notes will adjust on designated dates or at the end of designated interest reset periods which will be described in the prospectus supplement.

         The applicable prospectus supplement will designate a base rate for a given floating rate note based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury notes rates, negotiable certificates of deposit rates or another rate or rates as set forth in the prospectus supplement.

         As specified in the applicable prospectus supplement, floating rate notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of floating rate notes, the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each trust with respect to which a class of floating rate notes will be issued will appoint, and enter into agreements with, a calculation agent to calculate interest rates on each class of floating rate notes issued with respect thereto. The applicable prospectus supplement will set forth the identity of the calculation agent for each class of floating rate notes of a given series, which may be the administrator, the eligible lender trustee or the indenture trustee with respect to the series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

         Persons acquiring beneficial ownership interests in the notes may hold their interests through DTC in the United States or Clearstream Banking, societe anonyme or Euroclear Systems in Europe. Notes will be registered in the name of Cede & Co. as nominee for DTC. Clearstream and Euroclear will hold omnibus positions with respect to the notes on behalf of Clearstream Participants and the Euroclear Participants, respectively, through customers' notes accounts in Clearstream's and Euroclear's name on the books of their respective depositaries which in turn will hold the positions in customers' notes accounts in the depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold notes for its Participants and to facilitate the clearance and settlement of notes transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include notes brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes held through DTC may do so only through Participants and Indirect Participants. In addition, noteholders will receive all distributions of principal and interest from the related indenture trustee through Participants and Indirect Participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to DTC's nominee. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or noteholders. Except for the depositor or an affiliate of the depositor with respect to any series of notes, it is anticipated that the only "noteholder" will be DTC's nominee. Noteholders will not be recognized by the indenture trustee as noteholders, as the terms are used in each indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among Participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and Indirect Participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess notes, the DTC rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited due to the lack of a physical certificate for the notes.

         DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the related indenture only at the direction of one or more Participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

         Except as required by law, neither the administrator nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

         Unless otherwise specified in the related prospectus supplement the notes of a given series will be issued in fully registered, certificated form ("Definitive Notes") to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

     o the related administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the administrator is unable to locate a qualified successor,

     o the administrator, at its option, elects to terminate the book-entry system through DTC, or

     o after the occurrence of an Event of Default or a Servicer Default, noteholders representing at least a majority of the outstanding principal amount of the notes, as the case may be, of the series advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interest of the holders of the notes.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all applicable noteholders of a given series through Participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as Definitive Notes to the noteholders.

         Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any

Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to applicable noteholders.

         Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Noteholders

         Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.

Reports to Noteholders

         With respect to each series of notes, on each payment date, the indenture trustee will provide to noteholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related indenture trustee and the related trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust".

         The statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the SEC thereafter. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee will mail to each person who at any time during the calendar year was a noteholder with respect to the trust and received any payment thereon, a statement containing information for the purposes of the noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences".

             Description of the Transfer and Servicing Agreements

         The following is a summary of terms of each loan sale agreement under which the depositor will first purchase student loans from Wells Fargo Bank South Dakota, National Association, as seller[, or another seller identified in the related prospectus supplement] and under which the eligible lender trustee on behalf of a trust will purchase the same student loans from the depositor; each loan servicing agreement under which the master servicer will service the student loans; each administration agreement, pursuant to which the administrator will undertake administrative duties with respect to a trust and the student loans; and each trust agreement, pursuant to which a trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the transfer and servicing agreements.

Sale of Student Loans; Representations and Warranties

         On the closing date, the seller will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the loan sale agreement, its entire interest in the student loans and all collections received and to be received with respect thereto for the period on and after the cutoff date provided for pursuant to the loan sale agreement. Immediately upon giving effect to that sale, the depositor will sell and assign to the eligible lender trustee on behalf of the trust, without recourse, except as provided in the loan sale agreement, its entire interest in the same student loans and all collections received and to be received with respect thereto for the period on and after the cutoff date. The same eligible lender trustee will act as eligible lender for both the depositor, in its purchase and sale of the student loans, and the trust in its purchase and holding of the student loans. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale agreement.

         In each loan sale agreement, the seller will make representations and warranties with respect to the student loans to a trust for the benefit of the noteholders of a given series, including, among other things, that:

     o each student loan, on the date on which it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

     o the information provided with respect to the student loans is true and correct as of the cutoff date; and

     o each student loan, at the time it was originated, complied and, at the closing date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

         Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the seller of a breach of any representation or warranty with respect to any student loan that materially and adversely affects the interests of the related noteholders in the student loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the student loan will not be considered to have a material adverse effect), the seller will, unless the breach is cured within 60 days, repurchase the student loan from the related eligible lender trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the seller may, at its option, remit all or a portion of the Purchase

Amount by substituting into the related trust a student loan that meets criteria set forth in the related loan sale agreement for the student loan as to which the breach has occurred. In addition, the seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a student loan as a result of a breach of any representation or warranty by the seller. The repurchase, substitution and reimbursement obligations of the seller will constitute the sole remedy available to or on behalf of a trust and the related noteholders for any uncured breach. The seller's repurchase and reimbursement obligations are contractual obligations pursuant to a loan sale agreement that may be enforced against the seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the master servicer will be appointed custodian of the promissory notes representing the student loans and any other related documents by the related eligible lender trustee on behalf of each trust. The seller's and the master servicer's records and computer systems will reflect the sale and assignment by the seller of the student loans to the related eligible lender trustee on behalf of the related trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the administrator.

Additional Fundings

         In the case of a trust having a Pre-Funding Account or a Collateral Reinvestment Account, the trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to noteholders in lieu of collections of interest on the student loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the student loans and (2) to fund the addition of student loans to the trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional student loans may be purchased by the trust from the depositor or may be originated by the trust, if and to the extent specified in the related prospectus supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Pre-Funding Account or Collateral Reinvestment Account will be distributed to the related noteholders in the amounts described in the related prospectus supplement.

         If and to the extent specified in the related prospectus supplement, the related trust may use distributions on the student loans, or may exchange student loans with the depositor, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

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

Accounts

         With respect to each trust, the Administrator will establish and maintain with the applicable indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the related noteholders, into which all payments made on or with respect to the related student loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a trust, including any Reserve Account, any pre-funding account (the "Pre-Funding Account") and any collateral reinvestment account (the "Collateral Reinvestment Account"), will be described in the related prospectus supplement.

         For any series of notes, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable trust indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or notes that mature not later than the business day immediately preceding the next applicable payment date. However, to the extent permitted by the rating agencies, funds in any Reserve Account may be invested in notes that will not mature prior to the date of the next distribution with respect to the notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related student loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders could result, which could, in turn, increase the average lives of the notes of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses, will be deposited in the Collection Account on each payment date and will be treated as collections of interest on the related student loans.

         Each Trust Account will be maintained as either

     o a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation or

     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the notes of the depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

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Servicing Procedures

         Under each loan servicing agreement, the master servicer is responsible for servicing, and performing all other related tasks with respect to, all the student loans acquired from time to time on behalf of each trust. The master servicer is required under the related loan servicing agreement to be responsible for performing all services and duties customary to the servicing of student loans including all collection practices, to do so in the same manner as the master servicer has serviced student loans for parties other than the trust and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws. The master servicer is required to maintain its eligibility as a third-party servicer under the Act.

         Without limiting the foregoing, the duties of the master servicer with respect to each trust under the related loan servicing agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the student loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the student loans, responding to inquiries from borrowers under the student loans, investigating delinquencies and sending out statements and payment coupons. In addition, the master servicer will keep ongoing records with respect to the student loans and collections thereon and will furnish monthly and annual statements with respect to the information to the administrator, in accordance with the master servicer's customary practices with respect to the seller and as otherwise required in the related loan servicing agreement.

         The master servicer may from time to time perform all or a portion of its servicing obligations under an applicable loan servicing agreement through subservicing agreements with unrelated third-party student loan servicers. The master servicer expects to perform substantially all of its servicing duties through subservicers. The loan servicing agreement provides that the master servicer will remain liable for its servicing duties and obligations under the loan servicing agreement as if the master servicer were servicing the student loans directly.

         The loan servicing agreement provides that the master servicer shall terminate all of the rights and obligations of a subservicer with respect to all student loans being serviced by it in the event of a breach by the subservicer of the subservicing agreement if the master servicer reasonably considers the termination to be in the best interests of the noteholders. Upon termination or expiration of any subservicing agreement, the master servicer agrees to take all appropriate steps to maintain adequate provisions for the administration, servicing, custody and collection of the student loans, including without limitation, the appointment of any successor subservicer, consistent with the terms of a subservicing agreement. In the event a subservicer is removed, the master servicer will continue to be responsible for servicing the related student loans. In the event the master servicer is terminated, the successor master servicer will succeed to all of the rights and obligations of the predecessor master servicer under each of the subservicing agreements, including the right to terminate the subservicer as described above. The termination of the master servicer would not result in the termination of any subservicer.

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

Payments on Student Loans

         With respect to each trust, the master servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on student loans and all proceeds of student loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The eligible lender trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the student loans received by it during each Collection Period.

         However, in the event that the master servicer satisfies the necessary requirements, including the affirmation by the rating agencies of their ratings of the notes at the initial level, then so long as Wells Fargo Bank Minnesota, N.A. is the master servicer and provided that there exists no Servicer Default, the master servicer and the eligible lender trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the master servicer, and the master servicer will not be required to deposit those amounts into the Collection Account until on or before the business day immediately preceding each payment date. In that event, the master servicer will deposit the aggregate Purchase Amount of Student Loans repurchased by the Seller and purchased by the master servicer into the Collection Account on or before the business day preceding each payment date. Pending deposit into the Collection Account, collections may be invested by the master servicer at its own risk and for its own benefit, and will not be segregated from other funds of the master servicer.

Servicer Covenants

         With respect to each trust, the master servicer will covenant in the related loan servicing agreement that:

     o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related noteholders;

     o it will not permit any rescission or cancellation of a student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee and the related indenture trustee;

     o it will do nothing to impair the rights of the related noteholders in the student loans; and

     o it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the seller in particular and any applicable FFELP or Guarantor requirements.

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

         Under the terms of each loan servicing agreement, unless otherwise specified in the related prospectus supplement, if the administrator or the master servicer discovers, or receives written notice, that any covenant of the master servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related noteholders in any student loan, unless the breach is cured or unless the seller is otherwise required to purchase the related student loan as a result of a breach of the seller's warranties in the related loan sale agreement, the master servicer will arrange for the purchase of the student loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the master servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the student loan and the related trust's interest in any purchased student loan will be automatically assigned to the master servicer or its designee. Upon the assignment, the master servicer or its designee will be entitled to all payments made on the student loan. In addition, if so specified in the related prospectus supplement, the master servicer will reimburse the related trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a student loan, as a result of a breach of any covenant of the master servicer.

Servicer Compensation

         Unless otherwise specified in the related prospectus supplement with respect to any trust, the master servicer will be entitled to receive the servicing fee for each Collection Period at the specified percentage per annum set forth in the related prospectus supplement of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related trust described above. The servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid prior to any payment in respect of the related notes, as specified in the applicable prospectus supplement.

         The servicing fee will compensate the master servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the administrator.

Distributions

         With respect to each series of notes, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest on each class of the notes entitled thereto will be made by the indenture trustee to the noteholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of the series will be set forth in the related prospectus supplement.

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

         With respect to each trust, collections on the related student loans will be distributed from the Collection Account on each payment date to noteholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of notes of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series.

Credit and Cash Flow Enhancement

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of notes of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of notes, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more other series of notes.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

         If so provided in the related prospectus supplement, pursuant to the related loan sale agreement, the depositor will establish for a series or class of notes an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the depositor on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each payment date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related student loans remaining on each payment date after the

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

payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of notes specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

Statements to Indenture Trustee and Trust

         Prior to each payment date with respect to each series of notes, the administrator will prepare and provide to the related indenture trustee and the related eligible lender trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the payment date or the preceding Collection Period as to the notes of the series, to the extent applicable:

          (1) the amount of the distribution allocable to principal of each class of the notes;

          (2) the amount of the distribution allocable to interest on each class of the notes, together with the interest rates applicable with respect thereto;

          (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period; (4) the aggregate outstanding principal amount and the Pool Factor of each class of the notes as of the payment date, each after giving effect to payments allocated to principal reported under clause (1) above;

          (5) the amount of the servicing fee and the administration fee paid to the master servicer and the administrator, respectively, with respect to the Collection Period;

          (6) the interest rate for the next period for any class of notes of the series with variable or adjustable rates;

          (7) the amount of the aggregate realized losses, if any, for the Collection Period;

          (8) the Noteholders' Interest Carryover Shortfall and the Noteholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of notes, and the change in the amounts from the preceding statement;

          (9) the aggregate Purchase Amounts for student loans, if any, that were repurchased in the Collection Period;

          (10) the balance of the Reserve Account (if any) on the payment date, after giving effect to changes in the Reserve Account on the payment date;

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

          (11) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

          (12) the principal balance and number of student loans conveyed to or originated by the trust during the Collection Period.

         Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

Evidence as to Compliance

         Each loan servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and indenture trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the master servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable closing date) with all applicable standards under the loan servicing agreement relating to the servicing of student loans, the master servicer's accounting records and computer files with respect thereto and other matters.

         Each loan servicing agreement will also provide for delivery to the related trust and indenture trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the master servicer stating that, to his knowledge, the master servicer has fulfilled its obligations under the loan servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable closing date) or, if there has been a default in the fulfillment of any obligation, describing each default. The master servicer has agreed to give the administrator, the related indenture trustee and eligible lender trustee notice of Servicer Defaults under the loan servicing agreement.

         Copies of the statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

Matters Regarding the Servicer

         Each loan servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer thereunder, except upon determination that the master servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed the master servicer's servicing obligations and duties under the loan servicing agreement.

         Each loan servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders for taking any action or for refraining from taking any action pursuant to the related loan servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the master servicer nor any

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

person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each loan servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the loan servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each loan servicing agreement will, however, provide that the master servicer may undertake any reasonable action that it deems necessary or desirable in respect of the loan servicing agreement and the interests of the noteholders.

         Under the circumstances specified in each loan servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the master servicer, will be the successor of the master servicer under the loan servicing agreement.

Servicer Default

         Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each loan servicing agreement will occur in the event of:

     o any failure by the master servicer to deliver to the indenture trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from the indenture trustee or the related eligible lender trustee is received by the master servicer or after discovery by the master servicer,

     o any failure by the master servicer to observe or perform in any material respect any other covenant or agreement of the master servicer under the related loan servicing agreement,

     o any limitation, suspension or termination by the Secretary of the master servicer's eligibility to service student loans which materially and adversely affects its ability to service the student loans in the related trust, or

     o the master servicer becoming insolvent based on the criteria set forth in the loan servicing agreement.

Rights Upon Servicer Default

         Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a loan servicing agreement remains unremedied, the related indenture trustee, or holders of notes of the related series evidencing not less than 75% in principal amount of the then outstanding notes, may terminate all the rights and obligations of the master servicer under the loan servicing agreement, whereupon a successor servicer appointed by the related indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the loan servicing agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the

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

master servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The indenture trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the master servicer under the loan servicing agreement, unless the compensation arrangements will not result in a downgrading of the notes by any rating agency. In the event a Servicer Default occurs and is continuing, the indenture trustee or the noteholders, as described above, may remove the master servicer, without the consent of the related eligible lender trustee. Moreover, only the indenture trustee or the noteholders, and not the eligible lender trustee, have the ability to remove the master servicer if a Servicer Default occurs and is continuing.

Waiver of Past Defaults

         With respect to each trust, unless otherwise specified in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes, in the case of any Servicer Default which does not adversely affect the indenture trustee or the noteholders of the related series, may, on behalf of all the noteholders, waive any default by the master servicer in the performance of its obligations under the related loan servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the loan servicing agreement. Therefore, the noteholders have the ability, except as noted above, to waive defaults by the master servicer. No waiver will impair the noteholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the noteholders; provided that the action will not, in the opinion of counsel satisfactory to the related indenture trustee and eligible lender trustee, materially and adversely affect the interest of any noteholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the depositor, the administrator, the master servicer, the related eligible lender trustee and the related indenture trustee, as applicable, with the consent of the holders of notes of the related series evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the noteholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the student loans or distributions that are required to be made for the benefit of the noteholders, or (2) reduce the aforesaid percentage of the notes which are required to consent to any amendment, without the consent of the holders of all the outstanding notes.

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Payment of Notes

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee will succeed to all the rights of the indenture trustee, under the related loan servicing agreement, except as otherwise provided in the related loan servicing agreement.

Termination

         With respect to each trust, the obligations of the depositor, the seller, the master servicer, the administrator, the related eligible lender trustee and the related indenture trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related student loan and the disposition of any amount received upon liquidation of any remaining student loans and (2) the payment to the noteholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

         Optional Redemption. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the master servicer or another party will be permitted at its option to purchase from the related eligible lender trustee, as of the end of any Collection Period immediately preceding a payment date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Pool Balance as of the applicable cutoff date, all remaining related student loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used concurrently to retire the related notes. Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of the trust, after giving effect to any final distributions to noteholders of the related series therefrom, will be conveyed and transferred to the depositor or other party.

         Auction of Student Loans. If so provided in the related prospectus supplement, all remaining student loans held by a trust will be offered for sale by the indenture trustee on any payment date occurring on or after a date specified in the prospectus supplement. The depositor and unrelated third parties may offer bids for the student loans. The indenture trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the student loans as of the end of the Collection Period immediately preceding the related payment date. The proceeds of the sale will be used to redeem all related notes.

Administration Agreement

         The Bank or an affiliate named in the related prospectus supplement, in its capacity as administrator, will enter into an administration agreement with each trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture, the related trust agreement, the related loan sale agreement and the related loan servicing agreement. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses

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related thereto, the administrator will be entitled to an administration fee as specified in the related prospectus supplement.

         Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an administration agreement in the event of:

     o a failure by the administrator to direct the indenture trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the indenture trustee or the eligible lender trustee of the failure,

     o any failure by the administrator to observe or perform in any material respect any other covenant or agreement of the administrator in the administration agreement or

     o an insolvency event specified in the administration agreement occurs with respect to the administrator.

         Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the administrator and appointing a successor administrator following the occurrence of an Administrator Default under the administration agreement and for waiving defaults by the administrator under the administration agreement will be identical to those for replacing the master servicer and appointing a successor master servicer following the occurrence of a Servicer Default under the loan servicing agreement and for waiving defaults by the master servicer under the loan servicing agreement, except that the procedures will apply to the administrator and the administration agreement rather than the master servicer and the loan servicing agreement.

                      Legal Aspects of the Student Loans

Transfer of Student Loans

         Each of the seller and the depositor intends that the transfer of the student loans by the seller to the related eligible lender trustee on the depositor's behalf and then to the eligible lender trustee on behalf of each trust will constitute a valid sale and assignment of the student loans. Notwithstanding the foregoing, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the student loans will be filed under the UCC to protect the interest of the eligible lender trustee in the event the transfer by the seller is deemed to be an assignment of collateral as security for the benefit of the trust.]

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans coming into existence after the closing date could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other

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government lien on property of the seller arising prior to the time a student loan comes into existence may also have priority over the interest of the related eligible lender trustee in the student loan. Under the related loan sale agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of a trust free and clear of the lien of any third party. In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust (or any interest in any student loan held by a trust) other than to the related eligible lender trustee on behalf of a trust, except as provided below.

         Pursuant to each loan servicing agreement, the master servicer as custodian on behalf of the related trust will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the related eligible lender trustee. Although the accounts and computer records of the seller and master servicer will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest in any student loan were granted to another party, that purchased (or took the security interest in) any of the student loans in the ordinary course of its business and took possession of the student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the eligible lender trustee if the purchaser (or secured party) acquired (or took a security interest in) the student loans for new value and without actual knowledge of the related eligible lender trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

         With respect to each trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the seller or the master servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related indenture trustee or noteholders of the related series from appointing a successor master servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to student loans, but a trust may be liable for violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants".

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

Loan Origination and Servicing Procedures Applicable to Student Loans

         The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and collection letters) which vary depending upon the length of time a loan is delinquent. The master servicer has agreed pursuant to the related loan servicing agreement to perform collection and servicing procedures on behalf of the related trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any student loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the eligible lender trustee with respect to the student loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the eligible lender trustee with respect to the student loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related eligible lender trustee with respect to the student loans.

         Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of available funds on any payment date and the related trust's ability to pay principal and interest on the notes of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related trust has the right, pursuant to the related loan sale agreement and loan servicing agreement, to cause the seller to repurchase any student loan, or to cause the master servicer to arrange for the purchase of any student loan, if a breach of the representations, warranties or covenants of the seller or the master servicer, as the case may be, with respect to the student loan has a material adverse effect on the interest of the trust in the student loan and the breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". The failure of the seller to so purchase, or of the master servicer to arrange for the purchase of, a student loan, if so required, would constitute a breach of the related loan sale agreement and loan servicing agreement, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of the related series, but would not constitute an Event of Default under the indenture.

Student Loans Generally Not Subject to Discharge in Bankruptcy

         Student loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

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

                        Federal Income Tax Consequences

         The following is, in the opinion of Sidley Austin Brown & Wood LLP, a summary of all material federal income tax consequences of the purchase, ownership and disposition of the notes. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in notes. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Federal Tax Counsel regarding federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust and the notes and related terms, parties and documents applicable to the trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES SPECIFIC TO THE PROSPECTIVE INVESTOR.

Tax Characterization of the Trust

         Any party that retains or acquires 100% of the equity interests of the trust agrees by this retention or acquisition to disregard the trust as an entity separate from such sole equity holder. Sidley Austin Brown & Wood LLP will deliver its opinion that a trust which issues one or more classes of notes to investors and all the equity interests of which are retained by the depositor or an affiliate thereof will not be a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with so that, among other things, no election will be made to treat the trust as a corporation for federal income tax purposes.

         Absent the election to be treated as a corporation for federal income tax purposes, Treasury regulations provide that for federal income tax purposes the trust will be disregarded as an entity separate from the sole holder of the equity interests in the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

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

Sidley Austin Brown & Wood LLP will, except as otherwise provided in the related prospectus supplement, deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust. If so treated, the trust could, in the view of Sidley Austin Brown & Wood LLP, be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by student loans. An entity-level tax could result in reduced distribution to noteholders and noteholders could be liable for a share of the tax.

         Furthermore, even if the trust were not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from classes of notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.

         Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the stated redemption price at maturity of the notes, generally the principal amount of the notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the related prospectus supplement. The OID Regulations do not address their application to debt instruments including the notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments including the notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note that was issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. Alternatively, a noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the noteholder acquires during the year of the election and thereafter. Similarly, a noteholder that makes this election for a note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a note is irrevocable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (i.e., payments can be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or certain variable rates). The [depositor] intends to treat the interest paid on the notes as Qualified Stated Interest.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and specified cash method holders, including regulated investment companies, banks and notes dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any gain or loss would be long-term capital gain or loss if the noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

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

         Foreign Holders. Interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as the term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest". Interest paid or accrued to a foreign person that is an individual or corporation for federal income tax purposes generally will not be subject to United States federal income tax and withholding tax, provided, that:

     o the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

     o the foreign person is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding equity interests in the trust) or a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code, and

     o the foreign person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8 BEN or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

         If a note is held through a clearing organization or specified other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8 BEN or substitute form provided by the foreign person that owns the note. A non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that
(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively

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

connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations"), generally effective for payments made after December 31, 2000, do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. Prospective noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

         Backup Withholding. Each holder of a note (other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the related trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Recent Legislation

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be finalized. In general, the FASIT legislation enables trusts including the trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a trust is intended to qualify as a FASIT for federal income tax purposes, the prospectus supplement will so indicate.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA Considerations

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and

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

arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Some employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

         Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a Plan. The trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which the persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including:
Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to the Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments.

         A plan fiduciary considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             Plan of Distribution

         Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related trust to sell to the underwriter(s) named in the prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes of the related series set forth in the related underwriting agreement and in the prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or an affiliate or sold in a private placement.

         In the underwriting agreement with respect to any given series of notes, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each prospectus supplement will either

          o set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes or

          o specify that the related notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale.

         After the initial public offering of any notes, the public offering prices and concessions may be changed.

         Each underwriting agreement will provide that [_____________] and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the several underwriters may be required to

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

make in respect thereof. Each trust may invest funds in its Trust Accounts in investments permitted by the applicable indenture that are acquired from the underwriters or from the seller or any of their affiliates.

         Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

         Under each underwriting agreement, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

         The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                          Forward-Looking Statements

         This prospectus includes words such as "expects," "intends," "anticipates," "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the seller or the depositor. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of the prospectus. The depositor has no obligation to update or revise any such forward-looking statement.

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

                             Ratings of the Notes

         Any class of notes offered under this prospectus will be:

          o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor, and

          o identified in the prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as investment grade.

         The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

                            Reports to Noteholders

         Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning each trust and prepared by the master servicer will be sent on behalf of the trust to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The master servicer does not intend to send any financial reports of Wells Fargo & Company or Wells Fargo Bank to noteholders. The master servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

                      Where You Can Find More Information

         Wells Fargo Student Loan Receivables, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                          Incorporation by Reference

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the trust acting as issuer of that series.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Wells Fargo Center, MAC # N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary or calling us at:
(612) 667-2367.

                                 Legal Matters

         Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                           Index of Principal Terms

                                                                          Page
                                                                          ----

1998 Amendments.............................................................41
1998 Reauthorization Bill...................................................42
Act.........................................................................25
Additional Fundings.........................................................58
Add-on Consolidation Loans..................................................36
Bank........................................................................19
Collateral Reinvestment Account.............................................58
Collection Account..........................................................58
Collection Period...........................................................60
CP Rate.....................................................................29
Deferral Period.............................................................33
Department..................................................................21
EFS.........................................................................19
Event of Default............................................................48
Excess Cashflow Rights......................................................22
Federal Assistance..........................................................30
Federal Consolidation Loan..................................................36
Federal Guarantor...........................................................21
Federal PLUS Loans..........................................................25
Federal Stafford Loans......................................................25
Federal Supplemental Loans to Students......................................25
Federal Unsubsidized Stafford Loans.........................................25
FFELP.......................................................................25
Forbearance Period..........................................................34
Funding Period..............................................................22
Grace Period................................................................33
Guarantee Agreements........................................................21
Guarantor...................................................................21
Index Shortfall Carryover...................................................48
Interest Subsidy Payments...................................................30
Participants................................................................45
Pool Balance................................................................45
Pre-Funding Account.........................................................58
Purchase Amount.............................................................57
Related Documents...........................................................51
Reserve Account.............................................................63
Revolving Period............................................................22
Secretary...................................................................38
seller......................................................................19
Special Allowance Payments..................................................29
Transfer and Servicing Agreements...........................................56
Trust Accounts..............................................................58
Wells Fargo.................................................................19

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Expenses in connection with the offering of the Notes being registered herein are estimated as follows:

     SEC registration fee*.........................................  $
     Legal fees and expenses*......................................
     Accounting fees and expenses*.................................
     Blue Sky fees and expenses*...................................
     Rating agency fees*...........................................
     Eligible Lender Trustee fees and expenses*....................
     Indenture Trustee fees and expenses*..........................
     Printing expenses*............................................
     Miscellaneous*................................................
                                                                    ------------
              Total...............................................  $

*  To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

     Wells Fargo Student Loans Receivables, LLC, the registrant, has undertaken in its Limited Liability Company Agreement to indemnify, to the maximum extent permitted by the Delaware Limited Liability Company Law as from time to time amended, any currently acting or former director, officer, employee and agent of the registrant against any and all liabilities incurred in connection with their services in such capacities. Under Section [7(b)] of the proposed form of Underwriting Agreement, the underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the registrant, including the officers and directors, against liabilities incurred under the Securities Act of 1933, as amended.

Item 16. Exhibits.

1.1      --Form of Underwriting Agreement*
3.1      --Limited Liability Company Agreement of Wells Fargo Student Loans
           Receivables, LLC*
4.1      --Form of Indenture (included as an exhibit thereto a form of Note)*
4.2      --Form of Trust Agreement*
4.3      --Form of Note (included as an exhibit to Exhibit 4.1)*
5.1      --Opinion of Sidley Austin Brown & Wood LLP with respect to legality*
8.1      --Opinion of Sidley Austin Brown & Wood LLP with respect to tax matters*
23.1     --Consent of Sidley Austin Brown & Wood LLP (included as part of
           Exhibit 5.1)*
23.2     --Consent of Sidley Austin Brown & Wood LLP (included as part of
           Exhibit 8.1)*
99.1     --Form of Loan Sale Agreement*
99.2     --Form of Loan Servicing Agreement*
99.3     --Form of Administration Agreement*


*  To be filed by amendment.

______________

Item 17. Undertakings.

     (a) As to Rule 415:

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) As to qualification of trust indentures: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this registration statement relates and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Fall, State of South Dakota, on September 10, 2001.


                                  WELLS FARGO STUDENT LOANS RECEIVABLES, LLC




                                  By:  /s/ Jon Veenis
                                      -------------------------------------
                                       Jon Veenis
                                       Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 10, 2001 by the following persons in the capacities indicated.



       Signature                        Title                        Date
       ---------                        -----                        ----
                         Chief Executive Officer (Principal         September 2, 2001
/s/ Jon Veenis           Executive Officer) and Director
--------------------
Name:  Jon Veenis


                         Chief Financial Officer (Principal
                         Financial and Accounting Officer)
/s/ Glen Herrick         and Director                              September 2, 2001
--------------------
Name:  Glen Herrick



                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

1.1            --Form of Underwriting Agreement*
3.1            --Limited Liability Company Agreement of Wells Fargo Student
                 Loans Receivables, LLC*
4.1            --Form of Indenture (included as an exhibit thereto
                 a form of Note)*
4.2            --Form of Trust Agreement*
4.3            --Form of Note (included as an exhibit to Exhibit 4.1)*
5.1            --Opinion of Sidley Austin Brown & Wood LLP
                 with respect to legality*
8.1            --Opinion of Sidley Austin Brown & Wood LLP
                 with respect to tax matters*
23.1           --Consent of Sidley Austin Brown & Wood LLP
                 (included as part of Exhibit 5.1)*
23.2           --Consent of Sidley Austin Brown & Wood LLP
                 (included as part of Exhibit 8.1)*
99.1           --Form of Loan Sale Agreement*
99.2           --Form of Loan Servicing Agreement*
99.3           --Form of Administration Agreement*

*  To be filed by amendment.